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CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BRIGHTSPHERE INVESTMENT GROUP PLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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BRIGHTSPHERE Investment Group plc

Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom

NOTICE OF 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To the Holders of Ordinary Shares of BrightSphere Investment Group plc:
Notice is hereby given that the 2018 annual general meeting of shareholders (the “Annual Meeting”) of BrightSphere Investment Group plc (the “Company”) will be held at 9:00 a.m. Eastern Time on Tuesday, June 19, 2018 at 101 Park Avenue, 39th Floor, New York, NY 10178.
Details regarding the Annual Meeting, the business to be conducted at the Annual Meeting, and information about the Company that you should consider when you vote your ordinary shares of the Company, nominal value $0.001 per share (the “Ordinary Shares”), are described in the accompanying proxy statement.
At the Annual Meeting, you will be asked to consider and vote on the following proposals:

1.	Proposal 1—Ordinary resolutions to elect directors of the Company:
To elect, by way of separate resolutions, six directors to serve on the Company’s Board of Directors (the “Board”) until, subject to the provisions of the Company’s articles of association and the U.K. Companies Act 2006, the Company’s 2019 Annual General Meeting and until their respective successors are duly elected and qualified, on the following basis:
1.01—To re-elect Mr. Stephen H. Belgrad as a director of the Company;
1.02—To re-elect Mr. Robert J. Chersi as a director of the Company;
1.03—To re-elect Mr. Suren S. Rana as a director of the Company;
1.04—To re-elect Mr. James J. Ritchie as a director of the Company;
1.05—To re-elect Ms. Barbara Trebbi as a director of the Company; and
1.06—To re-elect Mr. Guang Yang as a director of the Company.

2.	Proposal 2—Ordinary resolution regarding ratification of independent registered public accounting firm:
To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

3.	Proposal 3—Ordinary resolution to appoint KPMG as our statutory auditor:
To appoint KPMG as the Company’s U.K. statutory auditor pursuant to the U.K. Companies Act 2006 (to hold office until the conclusion of the Company’s next Annual General Meeting at which accounts are laid before the shareholders).

4.	Proposal 4—Ordinary resolution regarding our U.K. statutory auditor’s remuneration:
To authorize the directors to determine the remuneration of KPMG as the Company’s U.K. statutory auditor.

5.	Proposal 5—Advisory resolution on executive compensation:
To approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the accompanying proxy statement under the section titled Compensation Discussion and Analysis and the tabular and narrative disclosure contained in the accompanying proxy statement.

6.	Proposal 6—Advisory resolution on the directors’ remuneration report:
To approve, on an advisory basis, the directors’ remuneration report contained in Appendix A to the accompanying proxy statement, for the period commencing on January 1, 2017 and ending December 31, 2017.

7.	Proposal 7—Ordinary resolution regarding the authorization of share repurchases, amendment to form of repurchase contract:
To approve the form of amendment to the previously approved off-market share purchase contract, between the Company and Citigroup Global Markets Inc., set forth in Appendix B; such form of amendment to be produced at the Annual Meeting and initialed by the Chairman for purposes of identification. If approved, the Company may make off-market purchases of its Ordinary Shares from Citigroup Global Markets Inc. over the next five years via the Repurchase Contract, as amended by the Amendment (each as defined in the accompanying proxy statement).
Other business.
To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.
THE BOARD RECOMMENDS THE APPROVAL OF EACH OF THE ABOVE PROPOSALS. SUCH OTHER BUSINESS WILL BE TRANSACTED AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
The Company is a public limited company incorporated under the laws of England and Wales. In accordance with the Company’s Articles of Association, all resolutions will be taken on a poll. A poll is a vote whereby each shareholder has one vote for each share held. All resolutions will be proposed as ordinary resolutions, which under English law means that the resolution is passed if a simple majority of the total voting rights of the shareholders who vote on such resolution, whether in person or by proxy, are cast in favor of it.

You may vote if you were the record owner of Ordinary Shares at the close of business on April 23, 2018. A list of shareholders of record will be available at the Annual Meeting and, during the 10 days prior to the Annual Meeting, at our registered office.
All shareholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote in accordance with the instructions set forth in this proxy statement and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RICHARD J. HART
Richard J. Hart Secretary
Millennium Bridge House, 2 Lambeth Hill
London EC4V 4GG, United Kingdom
April 30, 2018

BRIGHTSPHERE Investment Group plc
BRIGHTSPHERE INVESTMENT GROUP PLC
Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
PROXY STATEMENT FOR BRIGHTSPHERE INVESTMENT GROUP PLC

2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 19, 2018
This proxy statement, along with the accompanying notice of the 2018 annual general meeting of shareholders (the “Annual Meeting”), contains information about the Annual Meeting, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 9:00 a.m. Eastern Time on Tuesday, June 19, 2018 at 101 Park Avenue, 39th Floor, New York, NY 10178.
In this proxy statement, we refer to BrightSphere Investment Group plc (formerly known as OM Asset Management plc) as “BrightSphere,” “the Company,” “we” and “us.” Unless we state otherwise or the context otherwise requires, references in this proxy statement to “Affiliates” or an “Affiliate” refer to the asset management firms in which we have an ownership interest.
This proxy statement relates to the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting.
On April 30, 2018, we sent to our shareholders of record as of April 23, 2018 this proxy statement, the attached Notice of Annual Meeting, the accompanying proxy card and our Annual Report to Shareholders on Form 10-K. As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are also making our proxy materials, including the Notice of Annual Meeting, this proxy statement and the accompanying proxy card and our Annual Report to Shareholders on Form 10-K (collectively, the “proxy materials”) available to all shareholders electronically via the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON JUNE 19, 2018
This proxy statement is available for viewing, printing and downloading at www.bsig.com. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2017 on the website of the SEC at www.sec.gov, or in the “Public Filings” section of the “Investor Relations” section of our website at www.bsig.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company soliciting my proxy?
The Board is soliciting your proxy to vote at the Annual Meeting to be held at 9:00 a.m. Eastern Time on Tuesday, June 19, 2018 at 101 Park Avenue, 39th Floor, New York, NY 10178 and any adjournments or postponement of the Annual Meeting. The proxy statement along with the accompanying Notice of Annual Meeting summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you on the Internet and/or have sent you this proxy statement, the Notice of Annual Meeting, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 because you owned ordinary shares of the Company, nominal value $0.001 per share (the “Ordinary Shares”), on the record date of April 23, 2018 (the “Record Date”). We completed distribution of the proxy materials to shareholders by April 30, 2018.
Who can vote?
Only shareholders who owned the Ordinary Shares at the close of business on the Record Date are entitled to attend and vote at the Annual Meeting. On the Record Date, there were 109,233,491 Ordinary Shares outstanding and entitled to vote. The Ordinary Shares are our only class of voting shares.
If your Ordinary Shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your Ordinary Shares to be voted. Telephone and Internet voting also will be offered to shareholders owning Ordinary Shares through certain banks and brokers. If your Ordinary Shares are not registered in your own name and you plan to vote your Ordinary Shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.
If you are a shareholder who is entitled to attend and vote at the Annual Meeting, you are entitled to appoint a proxy to exercise all of your rights to attend, speak and vote at the Annual Meeting and you should have received a proxy card with this proxy statement. You can only appoint a proxy using the procedures set out in this proxy statement and in the proxy card.
A proxy does not need to be a shareholder of the Company but must attend the Annual Meeting to represent you. You may appoint more than one proxy provided that each proxy is appointed to exercise rights attached to different shares. You may not appoint more than one proxy to exercise rights attached to any one share.
Appointment of a proxy does not preclude you from attending the Annual Meeting and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. To terminate your proxy appointment you must deliver a notice of termination to us at least 24 hours before the start of the Annual Meeting. The notice of termination may be (i) delivered by post or by hand in hard copy form to BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary or (ii) received in electronic form at info@bsig.com with a subject title “Revocation of Previous Proxy Appointment—Attention: Company Secretary.”

In the case of joint holders, where more than one of the joint holders completes a proxy card, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Company’s register of members in respect of the joint holding (the first-named being the most senior).
A corporation which is a shareholder can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a shareholder, provided that no more than one corporate representative exercises powers over the same share.
You do not need to attend the Annual Meeting to vote your Ordinary Shares. Ordinary Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.
How many votes do I have?
Each Ordinary Share that you own entitles you to one vote.
How do I vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All Ordinary Shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your Ordinary Shares should be voted for, against or abstain with respect to each of the proposals. If you properly submit a proxy without giving specific voting instructions, your Ordinary Shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your Ordinary Shares are registered directly in your name through our share transfer agent, Computershare Trust Company, N.A., or you have share certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet or telephone.

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By mail.  If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your Ordinary Shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

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In person at the Annual Meeting.  If you attend the Annual Meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Telephone and Internet proxy appointment facilities for shareholders of record will be available 24 hours a day. If you give instructions as to your proxy appointment by telephone or through the Internet, such instructions must be received by 2:00 a.m. U.S. Eastern Time, on Tuesday, June 19, 2018, the day of the Annual Meeting. If you mail your signed proxy card, such proxy card must be received by June 18, 2018. If you properly give instructions as to your proxy appointment by telephone, through the Internet or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your Ordinary Shares will be voted in accordance with your instructions. If you are a shareholder of record and you execute and return a proxy card but do not give instructions, your proxy will be voted in accordance with the Board’s recommendations as noted below.

If you hold your shares in “street name” (i.e. your shares are held of record by a broker, bank, trustee or other nominee), your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares, including a voting instruction form.
How does the Board recommend that I vote on the proposals?
Each of the proposals will be proposed as ordinary resolutions, which means that the affirmative vote of a majority of the Ordinary Shares cast at the Annual Meeting is required to approve each proposal. The Board recommends that you vote as follows:

•	“FOR” the election of all nominees for director named in this proxy statement (in each case to be approved by way of a separate resolution);

•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the 2018 fiscal year;

•	“FOR” the appointment of KPMG as our U.K. statutory auditor;

•	“FOR” authorizing the Board to determine remuneration of KPMG;

•	“FOR” advisory approval of the compensation of our named executive officers;

•	“FOR” advisory approval of the directors’ remuneration report; and

•	“FOR” approval of the repurchase authorization and amendment to the form of share repurchase contract.
If any other matter is presented at the Annual Meeting, your proxy provides that your Ordinary Shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
May I change or revoke my proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above; or

•	by notifying the Company Secretary in writing before the Annual Meeting that you have revoked your proxy in accordance with the procedures in the following paragraph.
Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. To terminate your proxy appointment you must deliver a notice of termination to the Company at least 24 hours before the start of the Annual Meeting. The notice of termination may be (i) delivered by post or by hand in hard copy form to BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary or (ii) received in electronic form at info@bsig.com with a subject title “Revocation of Previous Proxy Appointment—Attention: Company Secretary.”
If your shares are held in the name of a broker, bank, trustee or other nominee, that institution will instruct you as to how your vote may be changed.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I receive more than one notice or proxy card?
You may receive more than one notice or proxy card if you hold Ordinary Shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account to ensure that all of your Ordinary Shares are voted.
Will my ordinary shares be voted if I do not vote?
If your Ordinary Shares are registered in your name or if you have share certificates, they will not be counted if you do not vote as described above under “How do I vote?” If your Ordinary Shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your Ordinary Shares as described above, the bank, broker or other nominee that holds your Ordinary Shares has the authority to vote your unvoted Ordinary Shares only on certain routine matters without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your Ordinary Shares will be voted at the Annual Meeting on all matters and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your Ordinary Shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
Your bank, broker or other nominee is prohibited from voting your uninstructed Ordinary Shares on certain non-routine matters. Thus, if you hold your Ordinary Shares in street name and you do not instruct your bank, broker or other nominee how to vote with respect to the non-routine matters, votes will not be cast on such proposals on your behalf.
What proposals are considered “routine” or “non-routine”?
Proposals 2, 3 and 4 (ratification of the appointment of KPMG as our independent registered public accounting firm for 2018, appointment of KPMG as our U.K. statutory auditor and authorizing our Board to determine auditor remuneration) are each considered a routine matter under the rules of the New York Stock Exchange (the “NYSE”). A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposals 2, 3 or 4.
Proposals 1, 5, 6 and 7 (the election of directors, the advisory vote on executive compensation, the advisory vote on the directors’ remuneration report and the amendment to the repurchase agreement matters) are matters considered non-routine under the rules of the NYSE (the “NYSE Rules”). A broker, bank or other nominee may not vote on these non-routine matters without specific voting instructions from the beneficial owner. As a result, there may be broker non-votes with respect to Proposals 1, 5, 6 and 7.
While proposals 1 (the election of directors) and 5 (the advisory vote on executive compensation) relate to matters considered non-routine under the NYSE Rules and thus could result in broker non-votes, proposals 1 and 5 are typical proposals of companies whose shares are traded on the NYSE. While proposal 6 (the advisory vote on the directors’ remuneration report) relates to matters considered non-routine under the NYSE Rules and thus could result in broker non-votes, proposal 6 is a typical proposal of U.K. domiciled companies.

Is voting confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Computershare Trust Company, N.A., examine these documents.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K/A to disclose the final voting results within four business days after the final voting results are known.
What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their beneficial owners and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What constitutes a quorum for the Annual Meeting?
The quorum for the Annual Meeting is two persons present being either holders of Ordinary Shares or their representatives (in the case of a corporate holder of Ordinary Shares) or proxies appointed by holders of Ordinary Shares in relation to the Annual Meeting and entitled to vote.
Attending the Annual Meeting
The Annual Meeting will be held at 9:00 a.m. Eastern Time on Tuesday, June 19, 2018 at 101 Park Avenue, 39th Floor, New York, NY 10178. When you arrive at the address, signs will direct you to the appropriate meeting rooms. You need not attend the Annual Meeting in order to vote.
Householding of annual disclosure documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling their toll free number: 1-866-281-0717.

If you do not wish to participate in householding and would like to receive your own set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another BrightSphere shareholder and together both of you would like to receive only a single set of proxy materials, follow these instructions:

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If your Ordinary Shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling them at 1-866-281-0717 or writing them at Computershare Trust Company, N.A., P.O. BOX 30170, College Station, TX, 77842.

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If a broker or other nominee holds your Ordinary Shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Website publication of audit concerns
Under section 527 of the UK Companies Act 2006 (the “Act”), a shareholder or shareholders meeting the criteria set out in the following paragraphs have the right to request us to publish on our website a statement setting out any matter that such shareholders propose to raise at the Annual Meeting relating to the audit of our accounts.
Where we are required to publish such a statement on our website:

•	we may not require the shareholders making the request to pay any expenses incurred by us in complying with the request;

•	we must forward the statement to our auditors no later than the time the statement is made available on our website; and

•	the statement must be dealt with as part of the business of the Annual Meeting.
The request (i) may be in hard copy form or in electric form, (ii) must either set out the statement in full or, if supporting a statement sent by another shareholder, clearly identify the statement which is being supported, (iii) must be authenticated by the person or persons making it, and (iv) must be received by us at least one week before the Annual Meeting.
In order to be able to exercise the shareholders’ right to require us to publish audit concerns, the relevant request must be made by either (a) a shareholder or shareholders having a right to vote at the Annual Meeting and holding at least 5% of our issued and outstanding Ordinary Shares, or (b) at least 100 shareholders having a right to vote at the Annual Meeting and holding, on average, at least £100 of paid up share capital.
Where a shareholder or shareholders wish to request us to publish audit concerns, such request must be made by either sending (a) a hard copy request which is signed by the relevant shareholder(s), stating their full name(s) and address(es) to BrightSphere Investment Group plc, Millennium Bridge House, 2 Lambeth Hill, London, England EC4V 4GG Attention: Company Secretary, or (b) a request which states the full name(s) and address(es) of the relevant shareholder(s) to info@bsig.com. Any e-mail addressed to us pursuant to sub-paragraph (b) above should be entitled “AGM—Shareholder Audit Concerns” in the subject line of the e-mail.

PROPOSAL 1—ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our Board. On April 18, 2018, our Board accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Messrs. Stephen H. Belgrad, Robert J. Chersi, Suren S. Rana, James J. Ritchie and Guang Yang and Ms. Barbara Trebbi, for re-election at the Annual Meeting to serve as directors, until their respective successors have been elected and qualified. Each of the nominees is currently serving as a director of our Company. As of the date of this proxy statement, Kyle Prechtl Legg* is a Director of the Company, and a member of the Compensation Committee and Audit Committee.
Set forth below are the names of the nominees, their ages, their offices in the Company, if any, their principal past occupations or past employment, the length of their tenure as directors and the names of other companies in which such persons hold or have held directorships. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below. The biographical and other background information set forth below concerning each nominee for re-election as a director is as of April 17, 2018. Prior to the assignment of certain rights under the Shareholder Agreement (as defined below under “Corporate Governance”) from Old Mutual plc to HNA Eagle Holdco LLC (together with HNA Capital (U.S.) Holdings LLC, “HNA”) Mr. Yang was appointed by Old Mutual plc under the Shareholder Agreement as an OM plc Director (as defined in the Shareholder Agreement). After the assignment of the aforementioned rights under the Shareholder Agreement, Mr. Rana was appointed by HNA under the Shareholder Agreement pursuant to the assigned appointment rights.
The Directors currently determined to be independent by the Board are: Mses. Legg and Trebbi and Messrs. Chersi, Rana, Ritchie and Yang.

Name	Age	Position with the Company
Mr. Stephen H. Belgrad	55	President, Chief Executive Officer and Director
Mr. James J. Ritchie	63	Chairman of the Board
Mr. Robert J. Chersi	56	Director
Mr. Suren S. Rana	38	Director
Ms. Barbara Trebbi	52	Director
Dr. Guang Yang	54	Director
Each of the six directors will be elected by way of a separate ordinary resolution. A shareholder may (i) vote for the election of a nominee for director, (ii) withhold their vote for the election of a nominee for director or (iii) abstain from voting for a nominee for director.
__________________
* In anticipation of future time commitments, Kyle Prechtl Legg will not stand for re-election at the Annual Meeting. Ms. Legg will serve on the Board until the conclusion of the Annual Meeting on June 19, 2018. Accordingly, Ms. Legg will resign from each of the Company's Audit Committee and Compensation Committee, effective as of the conclusion of the Annual Meeting. The Board wishes to thank Ms. Legg for her service as a Director for the entire duration of the Company’s existence as a public company, including for her roles on the Audit Committee and Compensation Committee (including as Chair of the Compensation Committee) and wishes her well in her future endeavors.

Unless a proxy contains instructions to the contrary, it is intended that the proxies will be voted FOR each of the separate resolutions relating to the re-election of each of the six nominees for director named above, to hold office until the 2019 annual general meeting of shareholders or until their respective successors are duly elected and qualified. We have no reason to believe that any of the nominees will not be available to serve as a director. However, if any nominee should become unavailable to serve for any reason, the proxies will be voted for such substitute nominees as may be designated by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF ALL NOMINEES, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RE-ELECTION UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

Stephen H. Belgrad is our President, Chief Executive Officer, a member of our Board and a member of our Executive Management Team. Mr. Belgrad has served on our Board since January 2018 and was appointed as our President and Chief Executive Officer, effective as of March 2, 2018. Before being appointed as the Company’s President, Chief Executive Officer and a Director of the Company, Mr. Belgrad was Executive Vice President, Chief Financial Officer and a member of the Executive Management Team of the Company. Mr. Belgrad held these positions since the Company’s initial public offering and has held comparable positions with BrightSphere Inc., where he also acts as director, since 2011. As Chief Financial Officer, Mr. Belgrad was responsible for the Company’s finance, investor relations, legal and IT/operations functions and jointly responsible for corporate development. From 2008 to May 2011, Mr. Belgrad was chief financial officer of HarbourVest Global Private Equity Limited (HVPE), a publicly-traded closed-end investment company. Mr. Belgrad previously was a vice president in the new investments group at Affiliated Managers Group, Inc., a publicly traded global asset management company, and, prior to that, senior vice president and treasurer at Janus Capital Group Inc., a publicly traded investment management firm. He began his career at Morgan Stanley & Co., a global financial services firm, where, over the course of 15 years, he held various positions in investment banking, corporate strategy and Morgan Stanley’s asset management division. Mr. Belgrad received a B.A. in economics from Princeton University and an M.B.A. from Harvard Business School.
Mr. Belgrad’s qualifications to serve on our Board include his extensive business, finance and leadership skills, as well as his deep knowledge of our Company. His extensive background in finance, strategy and M&A will provide valuable guidance to our Board on the strategic direction of the Company and the deployment of its financial resources.
James J. Ritchie has been a member of our Board since October 2014 and the Chair of our Board since October 30, 2015. Mr. Ritchie also served as our Interim President and CEO from July 1, 2017 to March 2, 2018. Mr. Ritchie served as a director of BrightSphere Inc. from January 2007 until October 2014 and as chairman and a member of the Audit and Risk Committee of the board of directors of BrightSphere Inc. from August 2007 until October 2014. Mr. Ritchie also has served as a member of the board and chairman of the audit committee of Kinsale Capital Group, Ltd. since January 2013 and as a member of the board and chairman of the audit committee of Old Mutual (Bermuda) Ltd. since February 2009. Mr. Ritchie began his career with PricewaterhouseCoopers LLP, an accounting firm. From 1986 through 2000, Mr. Ritchie held various positions with CIGNA Corporation, an insurance company, including chief financial officer of the company’s international division and head of its internal audit division. From 2001 until his retirement in 2003, Mr. Ritchie served as managing director and chief financial officer of White Mountains Insurance Group, Ltd.’s OneBeacon Insurance Company, a specialty insurance company, and as the group chief financial officer for White Mountains Insurance Group, Ltd., a financial services holding company. Mr. Ritchie’s former board experience includes: member of the board and chairman of the audit committee of Ceres Group, Inc.; member and non-executive chairman of the board and member of the compensation committee of Fidelity & Guaranty Life Insurance Company (formerly Old Mutual Financial

Life Insurance Company, Inc.); member of the board and member of the audit and compensation committees of KMG America Corporation; member of the board, chairman of the audit committee and member of the compensation committee of Lloyd’s Syndicate 4000; and member and non-executive chairman of the board and former chairman of the audit committee of Quanta Capital Holdings Ltd. Mr. Ritchie is a member of the National Association of Corporate Directors and the American Institute of Certified Public Accountants. Mr. Ritchie received a B.A. in economics with honors from Rutgers College and an M.B.A. from Rutgers Graduate School of Business Administration.
Mr. Ritchie’s qualifications to serve on our Board include his extensive background in finance, substantial board experience, strategic and operational leadership and wide-ranging knowledge of operational, risk and control initiatives. His extensive background in strategy, finance and M&A will provide valuable guidance to our Board on the strategic direction of the Company, the deployment of its financial resources and the execution of its M&A objectives.
Robert J. Chersi has been a member of our Board since March 2016. Mr. Chersi has been with Pace University since 2013, currently serving as the Executive Director for its Center for Global Governance, Reporting & Regulation, as well as an adjunct professor in its Department of Finance & Economics. In addition, since 2013, Mr. Chersi has served as the Helpful Executive in Reach (HEIR) in the Department of Accounting and Information Systems at Rutgers University, and has acted in an advisory capacity to financial services industry clients as an individual as well as through Chersi Services LLC, which he founded in 2014. Prior to joining Pace, Mr. Chersi was a member of the Executive Committee and Chief Financial Officer of Financial Services at Fidelity Investments in Boston, from 2008 to 2012. While at Fidelity, as CFO Mr. Chersi led the finance, compliance, risk management, business consulting and strategic new business development functional organizations. From 1988 to 2008, Mr. Chersi served in numerous positions at UBS AG, including CFO of U.S. Wealth Management and Deputy CFO of Global Wealth Management and Business Banking. Mr. Chersi had several executive leadership positions while at UBS, including service on the UBS AG Group Managing Board from 2004 to 2008, which played an important role in developing and implementing the firm’s direction, values and principles and in promoting its global culture. He began his career as an audit manager in the Financial Service Practice of KPMG LLP in 1983. Mr. Chersi currently serves as a member of the Advisory Board of the Pace University Lubin School of Business, and has previously been a member of the Board, Audit Committee and Risk Committee of UBS Bank USA, a member of the Board of PW Partners R&D III, Chairman of the Board of Trustees of the UBS USA Foundation, a member of the Board of Bon Secours New Jersey/St. Mary’s Hospital Foundation, and a Trustee of Fidelity Investments’ Political Action Committee. Mr. Chersi also currently serves as a member of the Board of Trustees of Thrivent Funds. He has held the Certified Public Accountant designation, and is a 1983 graduate of Pace University, where he earned a BBA in Accounting, summa cum laude.
Mr. Chersi’s qualifications to serve on our Board include his extensive experience in the financial services industry and deep knowledge of corporate governance, financial reporting and regulatory compliance.  In addition, his background in risk management, business consulting and strategic business development will further enhance our Board’s proficiency.
Suren S. Rana has been a member of our Board since November 2017. Mr. Rana is the Chief Investment Officer at HNA Capital International with primary responsibility to invest in high quality companies and facilitate their continued success and growth. Mr. Rana's team has led several investments in the United States on behalf of HNA Group. Mr. Rana has been involved in the financial services sector for more than fourteen years. Prior to joining HNA in September 2016, he served as an investment banker at UBS from November 2015 to August 2016, Royal Bank of Canada from September 2011 to November 2014 and Merrill Lynch where he advised clients on M&A, IPOs, financings and other strategic matters. He also served as a Principal at Och-Ziff Capital’s private equity affiliate, Equifin Capital

Partners, from September 2008 to September 2011 where he led control investments in the financial services sector. Mr. Rana began his career at GE Capital with responsibilities in credit risk management and audit. Mr. Rana holds an MBA from Harvard Business School, a graduate degree from the Indian Institute of Management Ahmedabad and a bachelor’s degree from the University of Delhi.
Mr. Rana’s qualifications to serve on our Board include his extensive investment and financial knowledge, particularly relating to financial services companies. His experience with regard to M&A, financing and other strategic matters provides valuable insight to the Board.
Barbara Trebbi has been a member of our Board since January 2018. Ms. Trebbi was a General Partner and co-managing partner at Mercator Asset Management, L.P. (“Mercator”) until October 2017. At Mercator, which she joined in 2000, she was a senior member of the investment team, with a focus on international equities, in particular, continental European investments, as well as Asia and other emerging markets. Her clients included a wide range of institutional investors and sub-advisory accounts. Ms. Trebbi started her career in 1988 as an international equity research analyst at Mackenzie Investment Management Inc., and progressed over 12 years to become head of international equities. She has over 30 years of international investment experience. Ms. Trebbi is a Chartered Financial Analyst, a member of the CFA Institute, and also is a member of the CFA Society of South Florida, where she served as President from 1994 to 1995. She also serves on a number of non-profit boards related to primary, secondary and higher education. She has a Graduate Diploma from the London School of Economics and Political Science and a B.S. degree from the University of Florida.
Ms. Trebbi’s qualifications to serve on our Board include her deep investment experience, with a particular emphasis on international investments. This experience, combined with extensive knowledge of the institutional and sub-advisory markets will allow her to provide valuable insight to our Board.
Guang Yang has been a member of our Board since May 2017. Dr. Yang is the President of HNA Group North America, which he joined in January 2016 and the Founder and Chairman of Finergy Capital, a Beijing-based private equity fund, since October 2010. Dr. Yang is also a former CEO of Finergy Capital. Dr. Yang previously spent 15 years as an Executive Vice President, Senior Portfolio Manager and Research Analyst at Franklin Templeton Investments Global Equities. He also served as the Chairman for Franklin Templeton China. Prior to joining Franklin Templeton Investments, he worked as a Research Scientist at Harvard Medical School and at Massachusetts General Hospital. Dr. Yang holds a B.S. from the University of Science and Technology of China, a Ph.D. in Neuroscience from Australian National University and an MBA from Harvard Business School. Dr. Yang is also a Chartered Financial Analyst (CFA) charterholder.
Dr. Yang’s qualifications to serve on our Board include his extensive leadership, investment and financial knowledge as well as his extensive experience at HNA. His experience with regard to M&A, financing, strategy and leadership within the financial services industry will provide valuable insight to the Board.

CORPORATE GOVERNANCE
Director Independence
Our business and affairs are managed under the direction of our Board. Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. As discussed under “Certain Relationships and Related Party Transactions—Relationship with OM plc, OMGUK and HNA—Shareholder Agreement,” pursuant to a Shareholder Agreement we entered into with OM plc and OM Group (UK) Ltd. (“OMGUK”) dated September 29, 2014 (the “Shareholder Agreement”), OM plc had the right to appoint certain of our directors to the Board and the right to increase the size of our Board from seven to nine directors. As previously disclosed, on March 25, 2017, OM plc announced that it had agreed to sell a 24.95% shareholding in us to HNA in a two-step transaction (the “HNA Minority Sale”). The HNA Minority Sale comprised a sale of an aggregate of 24.95% of our Ordinary Shares. The second tranche of the HNA Minority Sale closed on November 10, 2017. In connection with the closing of the second tranche of the HNA Minority Sale, OM plc assigned to HNA certain of its assignable rights under the Shareholder Agreement, including the right to designate two directors to our Board. Pursuant to the Shareholder Agreement, HNA will continue to have the right to appoint up to two directors until it ceases to own at least 20% of the Company's outstanding ordinary shares and the right to appoint one director if it owns between 20% and 7% of the Company's outstanding ordinary shares. As previously reported, Guang Yang, CEO of HNA Capital International, joined the Board of Directors on May 24, 2017 and Suren Rana, Chief Investment Officer at HNA Capital International, joined the Board on November 15, 2017, each as an appointee of HNA.
Prior to May 12, 2017, because OM plc, through OMGUK, indirectly owned a majority of our Ordinary Shares, we were a “controlled company” for purposes of the NYSE Rules. While we were a controlled company, we utilized the exemptions from the requirements of the NYSE Rules that a majority of our directors be independent and our Compensation Committee and our Nominating and Corporate Governance Committee consist solely of independent directors. As of May 12, 2017, OM plc no longer owned a majority of the Company's outstanding Ordinary Shares and there is no one beneficial holder who owns a majority of the outstanding Ordinary Shares. As such, we are no longer a controlled company and our Board is required to consist of a majority of independent directors by the one-year anniversary of the status change. Our Board has consisted of a majority of independent directors since June 30, 2017. The Nominating and Corporate Governance Committee of our Board has consisted entirely of independent directors since July 24, 2017 and the Compensation Committee of our Board has consisted entirely of independent directors since May 19, 2017. Our Board has determined that Ms. Legg, Ms. Trebbi and Messrs. Chersi, Rana, Ritchie and Yang are independent under the NYSE Rules. Mr. Ritchie was not deemed to be an independent director during his tenure as Interim Chief Executive Officer, but is deemed to be independent following his term as Interim Chief Executive Officer.

Committees of the Board and Meetings
Meeting Attendance
During the fiscal year ended December 31, 2017, there were 14 formal meetings of the Board, and the various committees of the Board met a total of 34 times (13 Audit Committee meetings, 11 Nominating and Corporate Governance Committee meetings and 10 Compensation Committee meetings). In addition, during the fiscal year ended December 31, 2017, the Board acted by written consent three times. No director, including any alternate director appointed pursuant to the Company’s Articles of Association, attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal year 2017. The Board has adopted a policy under which each member of the Board is expected to attend, in person or telephonically, each annual general meeting of our shareholders absent exigent circumstances that prevent their attendance. All directors were in attendance, either in person or telephonically, at our 2017 Annual General Meeting.
Audit Committee
Our Audit Committee met 13 times during fiscal year 2017. The Audit Committee is currently composed of Ms. Legg and Messrs. Chersi and Rana, and Mr. Chersi is the Chair. John Rogers, who is not standing for reelection this year, served as a member of the Audit Committee until January 31, 2018. On December 7, 2017, Mr. Rana was appointed as a member of the Audit Committee. The Board has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE Rules and is “financially literate” as such term is defined in the NYSE Rules. In addition, our Board has determined that each member of the Audit Committee is an “audit committee financial expert” within the meaning of SEC regulations and the NYSE Rules.
The Audit Committee has a charter that sets forth the Audit Committee’s purpose and responsibilities, which include (i) assisting the Board in fulfilling its oversight responsibilities over the financial reports and other financial information filed with the SEC, (ii) recommending to the Board the appointment of our independent auditors and evaluating their independence, (iii) reviewing our audit procedures and controls, and (iv) overseeing our internal audit function and risk and compliance function. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
A copy of the Audit Committee’s written charter is publicly available on our website at www.bsig.com.
Compensation Committee
Our Compensation Committee met 10 times during fiscal year 2017. The Compensation Committee is currently composed of Ms. Legg and Messrs. Chersi and Yang. Mr. Chersi is the acting Chair of our Compensation Committee. Former directors Stuart Bohart and Donald Schneider served as members of the Compensation Committee until May 19, 2017. On June 23, 2017, Mr. Chersi was appointed as a member of the Compensation Committee. On June 30, 2017, Mr. Yang was appointed as a member of the Compensation Committee. Mr. Rogers served as a member of the Compensation Committee until January 31, 2018. Our Board has determined that each member of the Compensation Committee is independent under NYSE Rules. The Compensation Committee of our Board has consisted entirely of independent directors since May 19, 2017.
The Compensation Committee has a charter that sets forth the Compensation Committee’s purpose and responsibilities, which include annually reviewing and approving the compensation of our executive officers and reviewing and making recommendations with respect to our equity incentive plans.

The Compensation Committee’s processes and procedures for the consideration and determination of executive compensation as well as disclosure regarding the role of the Company’s compensation consultant are set forth below in “Compensation Discussion and Analysis.”
A copy of the Compensation Committee’s written charter is publicly available on our website at www.bsig.com.
Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.
Directors’ Remuneration Reports
Under Section 385 of the Act, we are required to produce a directors’ remuneration report for each fiscal year. For this Annual Meeting, our Directors’ remuneration report includes an annual report on remuneration for 2017, and on how the current policy will be implemented in the next financial year. The Directors’ remuneration report is subject to an annual advisory shareholder vote. At our 2017 annual general meeting of shareholders, our shareholders approved our directors’ remuneration policy, which is subject to a binding shareholder vote at least once every three years. You may find a copy of our directors’ remuneration policy attached to our 2017 proxy statement, filed on April 3, 2017. The Act requires that remuneration payments to executive directors of the Company and payments to them for loss of office must be consistent with the approved directors’ remuneration policy or, if not, must be specifically approved by the shareholders at a general meeting.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee met 11 times during fiscal year 2017. The Nominating and Corporate Governance Committee is currently composed of Ms. Trebbi and Messrs. Chersi and Yang. Following the departure of Mr. Rogers, the Board of Directors has not yet named a Chair of our Nominating and Corporate Governance Committee. Our Board has determined that Ms. Trebbi and Messrs. Chersi and Yang are independent under the NYSE Rules. The Nominating and Corporate Governance Committee of our Board has consisted entirely of independent directors since July 24, 2017. On April 18, 2018, Ms. Trebbi was appointed as a member of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has a charter that sets forth the Committee’s purpose and responsibilities, which include reviewing and recommending nominees for election as directors, assessing the performance of our directors, reviewing Corporate Governance Guidelines for our Company and reviewing and recommending for approval to the non-interested directors of the Board, the directors’ remuneration on a biennial basis.
Under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider director candidates recommended by shareholders as well as from other sources, such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s integrity, personal and professional reputation, experience and expertise, business judgment, ability to devote time, possible conflicts of interest, concern for the long-term interests of the shareholders, independence, range of backgrounds and experience and the extent to which the candidate would fill a present need on the Board. In general, persons recommended by shareholders will be considered on the same basis as candidates from other sources. If a shareholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Articles and in “Shareholder Proposals and Nominations For Director” at the end of this proxy statement.

Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to diversity, the Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences as well as gender, ethnic and other forms of diversity when selecting potential nominees for membership on the Board.
A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on the Company’s website at www.bsig.com.
Executive Sessions of Non-Employee Directors
In accordance with the NYSE Rules and our Corporate Governance Guidelines, our Non-Employee Directors meet in regularly scheduled executive sessions without management present. The Chair of these executive sessions is an informal position and no one director has been chosen to preside as Chair over all of these executive sessions. Each session is presided over by one of the directors as the participants of the particular executive session so determine.
Board Leadership Structure and Role in Risk Oversight
Mr. Belgrad serves as our President and Chief Executive Officer and Mr. Ritchie currently serves as the Chairman of our Board. From July 1, 2017 until March 2, 2018, Mr. Ritchie served as our Interim Chief Executive Officer. The Board has no set policy with respect to the separation of the offices of Chairman and the Chief Executive Officer; provided, however, it is the Board’s practice to separate such offices absent extreme and unforeseen circumstances. The Board believes that this issue is part of the succession planning process and that it is in the best interest of our Company for the Board to make a particular determination from time to time given the circumstances.
The Board oversees the business and affairs of our Company including all aspects of risk, which includes risk assessment, risk appetite and risk management, focusing on, among other things, major strategic risks (e.g. acquisitions and dispositions, Affiliate investment performance and Affiliate relationships). In executing its risk oversight function, the Board has delegated to the Audit Committee the direct oversight over risk functions. However, the Audit Committee is not responsible for day to day management of risk. The Audit Committee reviews and subsequently reports to the Board any issues which arise with respect to the performance of our risk function including operational risks and risks relating to the quality or integrity of our financial statements. The Audit Committee also, at least annually, reviews our policies with respect to risk assessment, risk appetite and risk management.
Website Availability of our Corporate Governance Guidelines
A copy of our Corporate Governance Guidelines is publicly available on the Company’s website at www.bsig.com.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during fiscal year 2017 are set forth above under “—Compensation Committee.” No member of the Compensation Committee was, during fiscal year 2017, or previously, an officer or employee of BrightSphere. No executive officer of the Company serves on the compensation committee or board of directors of another company that has an executive officer that serves on our Compensation Committee or Board.

Shareholder and Other Interested Party Communications to the Board
Generally, shareholders and other interested parties who have questions or concerns should contact our Investor Relations department at (617) 369-7300. However, any shareholders or other interested parties who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Board of BrightSphere at Millennium Bridge House, 2 Lambeth Hill, London, England EC4V 4GG. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Shareholders and other interested parties may communicate directly with the Company’s Non-Employee Directors by sending a letter addressed to the attention of the NEDs of BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London, England EC4V 4GG.
Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any non-employee director upon request.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2018. The Board proposes that the shareholders ratify this appointment. KPMG audited our financial statements for the fiscal year ended December 31, 2017. We expect that representatives of KPMG will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint KPMG, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG and concluded that KPMG has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2018.
The following table presents fees for professional audit services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2017, and December 31, 2016, and fees billed for other services rendered by KPMG during those periods.

Type of Fee	2017	2016
Audit fees(1)	$3,253,840	$2,898,450
Audit related fees(2)	425,650	485,900
Tax fees(3)	58,590	35,000
All other fees	—	—
Total	$3,738,080	$3,419,350

(1)
Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)	Audit related fees consisted principally of audits of employee benefit plans, and special procedures related to regulatory filings.

(3)	Tax fees consisted principally of assistance with matters related to domestic and international tax compliance and reporting.
Audit Committee Pre-Approval Policies and Procedures
Subject to any necessary approvals required from our shareholders pursuant to the Act, the Audit Committee has the sole authority to approve the scope, fees and terms of all audit engagements, as well as all permissible non-audit engagements of the independent registered public accounting firm (together with the U.K. statutory auditor, the “External Auditor”). Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the External Auditor. The Audit Committee pre-approves all audit and permissible non-audit services to be performed for us by the External Auditor. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee considers whether the provision of non-audit services by our External Auditor, on an overall basis, is compatible with maintaining the External Auditor’s independence from management.
In addition to the pre-approval procedures described immediately above, the Audit Committee has adopted a written Pre-Approval Policy for Non-Audit Services Provided by External Accounting Firms (the

“Non-Audit Services Policy”). Under the Non-Audit Services Policy, the Audit Committee must pre-approve the provision of non-audit services to be performed for us by any external accounting firm, subject to a de minimis threshold. Requests for non-audit services to be performed for us by an external accounting firm are submitted to the Chair of the Audit Committee via written request. The Chair of the Audit Committee reviews the request with the other members of the Audit Committee and the Audit Committee determines whether to approve the request. The Non-Audit Services Policy sets forth certain non-audit services prohibited to be performed by external accounting firms.
In the event the shareholders do not ratify the appointment of KPMG as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the Ordinary Shares cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3—APPOINTMENT OF KPMG AS THE COMPANY’S U.K. STATUTORY AUDITORS UNDER THE U.K. COMPANIES ACT 2006 (TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING AT WHICH ACCOUNTS ARE LAID BEFORE THE SHAREHOLDERS).

Under section 489 of the Act, for each financial year for which U.K. statutory auditors are to be appointed, the U.K. statutory auditors must be appointed before the end of the general meeting at which the annual report and accounts are presented to shareholders. If this proposal does not receive the affirmative vote of the holders of a majority of the Ordinary Shares entitled to vote and present in person or represented by proxy at the Annual Meeting, the Board may appoint an auditor to fill the vacancy.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF KPMG AS OUR U.K. STATUTORY AUDITORS UNDER THE U.K. COMPANIES ACT 2006 (TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING AT WHICH ACCOUNTS ARE LAID BEFORE THE SHAREHOLDERS), AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPOINTMENT UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4—AUTHORIZATION OF THE BOARD TO DETERMINE THE COMPANY’S U.K. STATUTORY AUDITOR’S REMUNERATION
Under section 492 of the Act, the remuneration of a U.K. statutory auditor appointed by the shareholders must be fixed by the shareholders by ordinary resolution or in such manner as the shareholders may by ordinary resolution determine. We are asking our shareholders to authorize, by way of ordinary resolution, our Board to determine KPMG’s remuneration as our U.K. statutory auditor.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZATION OF THE BOARD TO DETERMINE OUR U.K. STATUTORY AUDITOR’S REMUNERATION AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPOINTMENT UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

REPORT OF AUDIT COMMITTEE
The Audit Committee currently consists of Ms. Legg and Messrs. Chersi and Rana and Mr. Chersi is the Chair. Mr. Rogers served as a member of the Audit Committee until January 31, 2018. On December 7, 2017, Mr. Rana was appointed as a member of the Audit Committee. The Board has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the NYSE Rules and is “financially literate” as such term is defined in the NYSE Rules. In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert” within the meaning of SEC regulations and the NYSE Rules. The Audit Committee held 13 meetings during the fiscal year ended December 31, 2017.
The Audit Committee assists the Board in fulfilling its oversight responsibilities of the financial reports and other financial information filed with the SEC and/or Companies House, recommends to the Board the appointment of BrightSphere’s independent auditors and evaluates their independence, reviews BrightSphere’s financial reporting procedures and controls, and oversees BrightSphere’s internal audit, risk and compliance functions. The Audit Committee’s role and responsibilities are set forth in the Audit Committee Charter adopted by the Board, which is available on BrightSphere’s website at www.bsig.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing BrightSphere’s overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of the Company’s external auditor. In fulfilling its responsibilities for the financial statements for fiscal year 2017, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management and KPMG, our independent registered public accounting firm;

•	Discussed with KPMG the matters required to be discussed in accordance with Auditing Standard No. 16—Communications with Audit Committees;

•
Received written disclosures and a letter from KPMG regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG communications with the Audit Committee and the Audit Committee further discussed with KPMG its independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and the audit process that the Audit Committee determined appropriate;

•	Discussed with KPMG, as BrightSphere’s U.K. statutory auditor, the conformity of BrightSphere’s financial statements with the requirements of the U.K. Companies Act 2006;

•	Discussed with KPMG, as BrightSphere’s U.K. statutory auditor, the matters that are required to be discussed under the U.K. Companies Act 2006;

•	Discussed with KPMG the independence of KPMG from BrightSphere and its management and concluded that KPMG is independent;

•	Reviewed and discussed with management and KPMG the significant accounting policies applied by BrightSphere in its financial statements.
Management also reports to the Audit Committee and the Board of Directors regarding enhancements made to our risk management processes and controls in light of evolving market, business, regulatory and other conditions, including those related to privacy and cyber security.

BrightSphere’s management is responsible for the financial reporting process, for the preparation, presentation and integrity of financial statements in accordance with generally accepted accounting principles in the United States and for the establishment and effectiveness of BrightSphere’s internal controls and procedures designed to assure compliance with accounting standards and laws and regulations. BrightSphere’s independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards, attesting to the effectiveness of BrightSphere’s internal control over financial reporting and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operation and cash flows of BrightSphere in conformity with generally accepted accounting principles in the United States. The Audit Committee monitors and reviews these processes. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and BrightSphere’s independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s review and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles in the United States or that KPMG is in fact “independent.”
The Audit Committee evaluates the independent auditor’s qualifications, performance and independence, including the performance of the independent auditor’s lead partner, taking into consideration the opinions of management and the Company’s internal auditors. The Audit Committee and its Chair ensure the rotation of the lead partner and the audit partner responsible for reviewing the audit to the extent required by law, are directly involved in the selection of the new lead partner and the audit partner responsible for reviewing the audit and consider whether regular rotation of the audit firm is necessary or appropriate to ensure continuing auditor independence. The Audit Committee reports on its evaluation and conclusions, and any actions taken pursuant thereto, to the Board. The Audit Committee and the Board believe that the retention of KPMG as the Company’s independent auditor for the year ending December 31, 2018 is in the best interests of the Company and its shareholders. Based on this evaluation, the Audit Committee decided to retain KPMG to serve as independent auditors for the year ending December 31, 2018. In considering the retention of KPMG, the Audit Committee considers, among other things, the quality of the services provided, KPMG’s capability and knowledge in the industry, tenure as the Company’s auditor and knowledge of the Company and its operations. Under the Audit Committee Charter, subject to any necessary approvals required from the Company’s shareholders pursuant to the Act, the Audit Committee has the authority to appoint the independent auditor.
KPMG has acted as the Company’s independent registered public accounting firm continuously since the Company’s inception.
Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Members of the BrightSphere Audit Committee Robert J. Chersi (Chair) Kyle Prechtl Legg Suren S. Rana

COMPENSATION COMMITTEE REPORT
The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in our proxy statement and incorporated into BrightSphere’s Annual Report on Form 10-K.

Members of the BrightSphere Investment Group plc Compensation Committee Robert Chersi (Acting Chair) Kyle Prechtl Legg Guang Yang

Introduction
We welcome the opportunity to provide information on the material components of our compensation programs. BrightSphere Investment Group plc is subject to disclosure requirements in the U.S. and U.K., and as a result, the disclosure is provided in two parts. The information contained in this section of the Proxy Statement constitutes the Compensation Discussion and Analysis (“CD&A”), as required by the SEC, and provides information on our named executive officers (“NEOs”) who are employed by BrightSphere Inc., a wholly-owned subsidiary of Brightsphere Investment Group plc. Additionally, Appendix A contains the BrightSphere Investment Group plc Remuneration Report as required in the U.K. by the Enterprise and Regulatory Reform Act of 2013 and The Large and Medium-Sized Companies and Groups (Accounts and Reports) (amendment) Regulations 2013, and provides information on both the Executive Director and Non-Executive Directors (“NEDs”).
The following discussion and analysis of compensation arrangements of our NEOs for 2017 should be read together with the compensation tables and related disclosures set forth below.
This CD&A focuses on our NEOs for 2017 who are our Chief Executive Officers (“CEO”), Chief Financial Officer (“CFO”), and remaining three executive officers:

•	James J. Ritchie, Interim CEO from July 1, 2017 until March 2, 2018

•	Peter L. Bain, President and Chief Executive Officer until June 30, 2017

•	Stephen H. Belgrad, Executive Vice President and Chief Financial Officer until March 2, 2018 and CEO as of March 2, 2018

•	Linda T. Gibson, Executive Vice President and Head of Global Distribution until December 31, 2017

•	Aidan J. Riordan, Executive Vice President and Head of Affiliate Management

•	Christopher Hadley, Executive Vice President and Chief Talent Officer
Our CD&A is presented in the following sections:

•	Summary of Executive Compensation Governance Practices

•	Our Executive Compensation Governance provides a summary of our Executive Compensation program along with subsections containing information on:

•	Compensation Elements, including:

◦	Base Salary

◦	Annual Incentive Compensation

◦	Benefits

•	Financial and Strategic Performance for 2017

•	2017 CEO Transition

•	2017 Annual Compensation Determination

•	Comparator Group

•	Compensation Committee

•	Our Compensation Consultant

•	Risk Considerations in our Compensation Programs

•	Impact of Tax and Accounting Policies

•	Compensation Tables
Summary of Executive Compensation Governance Practices
Our executive compensation practices support the needs of our business, drive performance, and ensure alignment with the short and long-term interests of our shareholders.

What We Do
✓   Mitigate undue risk with caps on maximum LTI payout
✓   Award performance-based equity with a three-year performance period to promote long-term performance
✓   Limit perquisites
✓   Balance company and individual performance for incentive awards
✓   Engage an independent compensation consultant
✓   Maintain robust share ownership requirements
✓   Subject incentive awards to clawback policy

What We Don't Do
× Provide tax gross ups related to a change of control, perquisites or benefits
× Grant time-based equity awards below 100% of fair market value or grant options at a discount
× Pay dividends or dividend equivalents on unvested performance-based awards
× Permit hedging transactions by our executive officers
× Permit pledging activity or use of margin accounts by our executive officers

Our Executive Compensation Governance
Our compensation program is based on clear and consistent objectives, supported by a focused system of talent development and management, which is a critical element of our business strategy. Our compensation program is designed to enable us to attract, retain, and incent the highest caliber talent across our business in order to maintain and strengthen our position in the asset management industry. With respect to our NEOs, our compensation program is intended to provide a total rewards program that is competitive with our peers, supports our values, rewards individual efforts, and correlates with our financial and strategic successes as a company.
Our compensation program is designed to contribute to our ability to:

•	support our business drivers, company vision, and strategy;

•	support and enhance our broader talent management practices and the achievement of our desired culture and behavior;

•	use performance-related incentives linked to success to deliver our business strategy and create alignment with shareholder interests;

•	pay employees at levels that are both competitive and sustainable; and

•	reward our executives appropriately without promoting excessive risk taking.
We aim to achieve these goals through a compensation structure that includes a moderate level of fixed compensation and a larger portion of incentive compensation consisting of a combination of cash and equity awards. Incentive compensation determinations, while ultimately discretionary, are based on the Compensation Committee’s year-end assessment of management’s achievement of financial goals and strategic objectives as determined by management and the Compensation Committee at the start of the year. In addition to the achievement of agreed upon goals and objectives, the Compensation Committee’s assessment considers our performance relative to peers and economic and market conditions for the year, as well as compared to the prior year. Total incentive compensation covering all employees, including our NEOs, is also subject to an overall incentive pool established by the Compensation Committee based on Company profitability.
Compensation Elements
The specific elements of our compensation program include (i) base salary; (ii) annual incentive compensation, which includes an annual cash award and performance-based and time-based long-term incentive (“LTI”) equity awards; and (iii) participation in certain Company-wide employee benefit programs, including participation in a Profit Sharing and 401(k) Plan as well as health and welfare benefits. The apportionment of any incentive compensation award between cash and equity, and then between time-based and performance-based equity is determined by applying a consistent formula to the aggregate incentive compensation of each NEO as determined by the Compensation Committee. However, in 2017 the Compensation Committee increased the percentage (effective for 2018 compensation) of CEO compensation that will be paid in equity and increased the percentage of any CEO equity award that will consist of performance-based equity. For the 2018 performance period, the total annual incentive award for the CEO will be 50% paid in cash and 50% in equity. The equity portion of such compensation will be awarded 40% in time-based and 60% in performance-based equity.
Compensation Elements with 2017 Pay Mix

Fixed Component of Pay
Base Salary
+
Variable Component of Pay
Annual Total Incentive Award
Annual Cash = 50% to 70% of Total Incentive Award
LTI (3 yr Equity Award) =30% to 50% of Total Incentive
Time-based Stock (66.6% of LTI): Payable in 3 equal annual installments
Performance-based Stock (33.3% of LTI): 3 year TSR vs Peer Group
+
Benefits
=
Total Compensation

Compensation Element	How Element Operates	Additional Considerations
Base Salary • Intended to provide our NEOs with a degree of financial certainty and stability. • Designed to attract and retain talented executives.	• Peer group benchmarked to ensure competitiveness. • Reviewed on an annual basis and increases are considered only if salaries are found to be low relative to the median for our peer group.	• Competitive market data is used as a reference by our Compensation Committee along with other factors such as experience, performance and scope of the role.
Incentive Awards
• Annual Incentive awards are distributed in a combination of cash and equity compensation which is both time-based and performance-based.

• The split between cash and equity is formulaically determined.

•
An incentive framework is used to assess our financial and strategic performance and determine incentive pool funding.

•
Financial performance is assessed against our business plan and compared to prior-year results, with a focus on Economic Net Income (“ENI”) growth, ENI revenue growth, revenue impact of net flows and earnings per share growth.

•
Strategic performance is assessed relative to objectives established for managing and partnering with Affiliates, acquiring new Affiliates, global distribution, managing a public company and managing risk.

•
Determination of incentive pool funding and individual incentive awards is ultimately discretionary, which allows the Compensation Committee to use its judgment to assess both absolute and relative performance and consider non-financial strategic accomplishments that are “leading indicators” of the creation of long-term shareholder value.

•
The discretionary performance assessment takes into account market factors that impact Company performance but are outside of management’s control.

•
The Compensation Committee determines incentive compensation for the NEOs based on its assessment of financial and strategic performance, the NEOs’ prior-year total compensation relative to changes in our overall performance, comparator peer group data and competitive market trends.

Compensation Element	How Element Operates	Additional Considerations
A) Cash Awards • The cash component is determined formulaically based on the aggregate amount of the incentive. • The cash portion decreases as the aggregate amount of the incentive award increases.	• Cash component paid shortly after year-end.	• Two NEOs ended their employment with the Company during 2017 and as a result their total incentive was paid in cash.
B) Equity Awards
•
The equity component is determined formulaically based on the aggregate incentive.

•
Equity portion of incentive awards increases as the aggregate amount of the incentive award increases.

• The equity component is split between two types of equity awards: time-based and performance-based.

•
Beginning in 2018, the total annual incentive for the CEO will consist of 50% cash and 50% equity. The equity will then be split into 40% time-based and 60% performance-based.

•
Equity awards encourage employees to act in the long-term interests of the Company and is intended to further align interests between NEOs and shareholders.

Time-Based Equity • For 2017 incentives, time-based equity equals two-thirds of the total equity award and vests ratably in three equal annual installments.	• Dividends are paid on Restricted Share Awards (“RSAs”) and dividend equivalents are paid on Restricted Share Units (“RSUs”) at vesting.	• Multi-year vesting promotes retention of key employees.

Compensation Element	How Element Operates	Additional Considerations
Performance-Based Equity
• For 2017 incentive awards, performance-based equity accounts for the remaining one-third of the total equity award and vests at the end of three years subject to our relative total shareholder return (“TSR”) performance against a defined peer group of 12 public companies that includes:
• Affiliated Managers Group, Inc.
• AllianceBernstein Holding L.P.
• Artisan Partners Asset Management Inc.
• Cohen & Steers, Inc.
• Eaton Vance Corp.
• Federated Investors, Inc.
• Franklin Resources, Inc.
• Invesco Ltd.
• Janus Henderson Group plc
• Legg Mason, Inc.
• T. Rowe Price Group, Inc.
• Virtus Investment Partners, Inc.

• Maximum payout is 150% of target.

• In the event of a negative TSR over the three-year performance period, the payout is capped at 100% of target regardless of relative performance against the peer group.

• The payout of the performance shares is determined based upon performance within a range of plus or minus 25% of the peer median.

		BrightSphere TSR vs Median	Payout as a % of Target
		> median + 25%	150%
		For every full 1% above median up to 25%	2%
		Equal to median	100%
		For every 1% below median up to (25%)	(2)%
		Below median by (25%)	50%
		< (25%)	—%

Benefits
We believe that providing a competitive retirement benefit for all employees is an important tool for attracting and retaining high-caliber talent throughout our organization. We provide a Profit Sharing and 401(k) Plan for all employees and contribute a percentage of compensation to this plan, subject to regulatory limits. In addition, we maintain two non-qualified deferred compensation plans, the Deferred Compensation Plan and the Voluntary Deferral Plan, for select employees including our NEOs, to provide additional retirement planning flexibility. The Deferred Compensation Plan allows the Company to make contributions to eligible employees’ accounts above regulatory limits up to a maximum contribution between the qualified Profit Sharing and 401(k) Plan and the Deferred Compensation Plan of $50,000 per person annually. The Voluntary Deferral Plan allows eligible employees to defer a portion of their compensation on a tax-deferred basis and does not include any employer contributions.
We also provide other benefits such as medical, dental, life, and disability insurances to all eligible employees, including the NEOs. In addition, the NEOs are eligible for limited perquisites, including executive parking, which represent a de minimis portion of total compensation.

Financial and Strategic Performance for 2017
The determination of incentive pool funding and individual incentive awards is ultimately discretionary, which allows the Compensation Committee to take into account market factors that impact BrightSphere’s performance but are outside of management’s control, use judgment to assess both absolute and relative performance and consider non-financial strategic accomplishments. The Compensation Committee determines the incentive compensation funding for the NEO pool based on the assessment of financial and strategic performance, the NEOs’ prior-year total compensation relative to changes in overall performance, comparator peer group data and competitive market trends. Our Compensation Consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), assisted the Committee with the development of a framework that is used to assess our financial and strategic performance and determine incentive pool funding. This framework considers the Company’s overall financial performance against business plan and compared to prior-year results, with a focus on ENI growth, ENI revenue growth, the revenue impact of net flows and earnings per share growth. Strategic performance is assessed relative to managing and partnering with our Affiliates, acquiring new Affiliates, global distribution, managing a public company and managing risks.
Financial performance highlights for 2017 as provided in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2018 include:

•	Pre-tax ENI of $251.3 million, up 31.8% from pre-tax ENI of $190.7 million in 2016

•	ENI revenue of $900.7 million, up 32.7% from 2016 ENI revenue of $678.5 million

•	Annualized revenue impact of net flows of $32.9 million, up 199.1% from 2016 annualized revenue impact of net flows of $11.0 million

•	ENI diluted earnings per share of $1.62, up 33.9% from 2016 ENI diluted earnings per share of $1.21
Strategic performance highlights include:

•	Successful managed separation from our former parent, OM plc

•	Completed seed buyback and restructuring

•	Successful integration of Landmark Partners, a new strategic and diversifying affiliate

•	Aligned affiliate compensation to incentivize growth

•	Successful CEO transition process

•	Achieved continued progress on growth initiatives with the Affiliates
2017 CEO Transition
Upon the mutually agreed separation of Peter L. Bain from his position as President and CEO and member of the Board effective June 30, 2017, the Board appointed James J. Ritchie, the Chairman of the Board, as the Company’s Interim CEO. Mr. Ritchie was appointed as Interim CEO in order to provide continuity in the management of the Company until the date on which a permanent CEO assumed the role. Mr. Ritchie was in the Interim CEO role until March 2, 2018, the date that Stephen H. Belgrad became the CEO. Prior to being named President, CEO and a director of the Company, Mr. Belgrad was Executive Vice President, Chief Financial Officer and a member of the executive team of the Company. Mr. Belgrad was appointed after a broad-based search that included a number of highly qualified candidates.

In connection with the cessation of Mr. Bain’s employment, Mr. Bain and the Company entered into a separation agreement.  Under the terms of the separation agreement and in consideration of a general waiver and release of claims, Mr. Bain received severance consistent with the terms of his employment agreement.
When Mr. Ritchie assumed the role of Interim CEO he also retained his role as Chairman. Mr. Ritchie was paid a fixed salary of $330,000 per month during his tenure as Interim CEO, inclusive of his director fees, and received 7,000 shares for each month that he fulfilled this role.  The shares were delivered to him fully vested upon the completion of the Interim CEO role in 2018.
On January 31, 2018, the Company entered into an Employment Agreement with Stephen H. Belgrad in connection with the appointment of Mr. Belgrad as the Company’s President and Chief Executive Officer effective March 2, 2018. Pursuant to the Employment Agreement, Mr. Belgrad’s compensation will consist of an annual base salary of $500,000 and a target incentive bonus for 2018 of $3,000,000, which is payable in 50% cash and 50% equity. Mr. Belgrad’s equity award will be split into 40% time-based and 60% performance-based equity. In addition, Mr. Belgrad will receive a one-time grant of restricted ordinary shares of the Company equaling $500,000, a portion of which is subject to time-based vesting and a portion is subject to performance-based vesting. Mr. Belgrad will also continue to be eligible to participate in certain Company-wide employee benefit programs, including the Company’s Profit Sharing and 401(k) Plan as well as health and welfare benefits.
2017 Annual Compensation Determination
After the Compensation Committee considered our financial and strategic performance, competitive market data, prior-year compensation and the demonstration of leadership values, the Compensation Committee determined the incentive pool for the NEOs, excluding our Interim CEO and the NEOs whose employment ended in 2017, should be increased 20% from the prior-year incentive pool. Because of the limited and uncertain duration of our Interim CEO’s service in this role, his compensation was set as fixed cash and equity amounts to be paid or accrued monthly and he was not eligible to receive incentive compensation.
Incentive compensation recommendations for the other NEOs were made to the Compensation Committee by our Interim CEO. Our Interim CEO presented the Compensation Committee with his assessment of individual performance in 2017. Generally, the criteria used for recommending incentive awards for the NEOs is:

•	Individual performance measured against 2017 goals and objectives, which are described below;

•	overall Company performance, which includes the Compensation Committee’s assessment of achievement of financial goals and strategic objectives under our Framework and the approved pool size;

•	leadership behaviors; and

•	competitive market data of our comparator group and actual prior-year compensation.

The Compensation Committee met in executive session to assess the recommendations made for each NEO. After considerable discussion, the Compensation Committee agreed on final incentive awards for each of the NEOs.
While the factors above were used in making the initial recommendation and then used by the Compensation Committee as a basis for approving the incentive recommendations, the individual incentive awards were not based on any specific targets or formulas. Ultimately, incentive awards for all NEOs were recommended and approved entirely on a discretionary basis. This approach allows the Compensation Committee to make decisions without being constrained by any particular formula.
Our NEOs, other than our Interim CEO, have individual goals and objectives established at the beginning of the year. The goal-setting process involves the CEO setting goals and objectives for the overall business and those goals and objectives then being applied to each NEO as applicable to his or her individual duties and responsibilities. The achievements for 2017 for each of our NEOs include the following:

•
Mr. Belgrad, Chief Financial Officer: Continued to support Old Mutual plc sell down through full reduction in equity ownership; assisted in successful transition to HNA’s 24.95% ownership; successfully managed through CEO departure with minimal impact to our share price; increased Investor Relations presence to external constituents during period of transition in management, governance, and ownership; oversaw successful execution of Heitman sale which met key financial and qualitative objectives; maintained pipeline of potential new Affiliates; managed public company reporting; and oversaw the Legal function and IT/Operations.

•
Mr. Riordan, Head of Affiliate Management: Through the management of three integrated functions within Affiliate Management (Portfolio Management, Research, and Corporate Development), continued to partner with Affiliates on key projects to enhance growth prospects and refined analytical tools to manage Affiliate partnership economics and alignment; continued to broaden the scope and depth of internal research capabilities; maintained pipeline of potential new Affiliates; managed the integration of Landmark Partners; and strengthened the Affiliate governance process.

•
Mr. Hadley, Chief Talent Officer: Enhanced culture and talent programs both at BrightSphere and the Affiliates; developed and implemented a leadership development program; partnered with Affiliate Management in the review and ongoing maintenance of talent risk assessments at the Affiliates; continued focus on succession planning at the Affiliates; and managed compensation and benefit programs both at the Affiliate level as well at BrightSphere, which includes both U.S. and U.K. public company requirements.

The following table shows the NEOs’ base salaries and total incentive awards for 2017 that were awarded and approved by the Compensation Committee, with performance-based equity awards shown at target. The Compensation Committee awards incentive compensation for the year after it is complete to reflect the full year’s performance in its incentive decisions. This table differs from the Summary Compensation Table as it reflects equity awards that were awarded in February 2018 for performance in 2017. By comparison, the Summary Compensation Table reflects equity awards granted in 2017 for performance in 2016.

	James J. Ritchie[1]	Peter L. Bain[2]	Stephen H. Belgrad	Linda T. Gibson[3]	Aidan J. Riordan	Christopher Hadley
Base salary	$1,892,500	$325,000	$375,000	$375,000	$325,000	$275,000
Incentive Awards:
Cash Incentive	—	7,000,000	1,222,500	2,300,000	972,500	450,000
Time-Based Equity	661,500	—	635,000	—	468,333	133,333
Performance-Based Equity	—	—	317,500	—	234,167	66,667
Total incentive Awards	661,500	7,000,000	2,175,000	2,300,000	1,675,000	650,000
2017 Total Compensation	$2,554,000	$7,325,000	$2,550,000	$2,675,000	$2,000,000	$925,000
2016 Total Compensation	$—	$7,100,000	$2,115,000	$2,115,000	$1,650,000	$839,000
2017 Variance to 2016	n/a	3%	21%	26%	21%	10%

(1)	James J. Ritchie assumed the role of Interim CEO beginning July 1, 2017 and his compensation reflects amounts paid or accrued for six months of 2017.

(2)
Peter L. Bain’s employment ended with the Company effective June 30, 2017. The base salary for Mr. Bain reflects six months’ employment. Mr. Bain received an incentive award pursuant to his employment agreement, which was paid in cash.

(3)	Linda T. Gibson’s employment with the Company ended effective December 31, 2017. Ms. Gibson received an incentive award pursuant to her employment agreement, which was paid in cash.

Incentive compensation awards, with the exception of the Interim CEO and the NEOs whose employment ended, are formulaically allocated between current cash payments and deferred equity grants. The equity component consists of both performance-based and time-based equity awards with the percentage of equity ranging from 31% to 44% of the total 2017 incentive award. Details of the split between fixed and incentive compensation for 2017 for each of the NEOs is provided in the following table:

Named Executive Officer	Title	Base Salary as % of Total Compensation	Incentive Compensation as a % of Total Compensation
James J. Ritchie[1]	Interim Chief Executive Officer	74%	26%
Peter L. Bain	Former President and Chief Executive Officer	4%	96%
Stephen H. Belgrad	Executive Vice President, Chief Financial Officer	15%	85%
Linda T. Gibson	Former Executive Vice President, Head of Global Distribution	14%	86%
Aidan J. Riordan	Executive Vice President, Head of Affiliate Management	16%	84%
Christopher Hadley	Executive Vice President, Chief Talent Officer	30%	70%

(1)	Mr. Ritchie’s compensation is comprised of fixed base salary and fixed time-based equity accrued monthly.

The chart below illustrates the percent of 2017 total direct compensation for our NEOs that each compensation element represented, not including our Interim CEO and NEOs whose employment ended in 2017. The chart reflects incentives awarded for the 2017 performance year, including performance and time-based equity grants made in February 2018. As the equity grants for 2017 were made in 2018, they will be reflected in the compensation tables in our proxy statement for our 2019 Annual General Meeting of Shareholders and are not in the tables following this CD&A.
We believe that our incentive plans align the interests of our NEOs with our shareholders and promote long-term value creation. In addition, the equity component retains executives through multi-year vesting of grants. We focus our incentive programs on rewarding performance that increases long-term shareholder value.
Comparator Group
We believe that ensuring that our compensation levels are competitive with the market for high-caliber talent in our industry is an important attraction and retention tool. The compensation levels of companies in our peer group are an input in assessing both our total compensation levels and the form and mix of cash and equity incentives awarded to the NEOs. We use our comparator group as a reference and guide in making total compensation decisions. In selecting the companies in our comparator group we consider, with input from our independent compensation consultant, FW Cook, the following factors: business structure (i.e., multi-boutique model), assets under management, revenue, and public company status. The comparator group is evaluated on an annual basis and may change over time based upon the availability of peer data and the future characteristics of our business compared to peer companies, which includes both publicly traded and privately held asset management companies.

The comparator group included the following 16 public and private companies:

American Century Investments	Loomis, Sayles & Company
Artisan Partners Limited Partnership	MFS Investment Management
Barings LLC	Neuberger Berman Group
Eaton Vance Investment Managers	New York Life Investment Management
Janus Henderson Investors	Nuveen Investments
Jennison Associates	OppenheimerFunds
Lazard Asset Management	Principal Financial Group
Legg Mason & Co.	Putnam Investments
The Compensation Committee
Our Compensation Committee is responsible for overseeing our general compensation policies and equity plans and making compensation decisions for the NEOs. Other members of the Board regularly attend and participate in Compensation Committee meetings and members of the Compensation Committee regularly meet in executive session without management present.
In making compensation decisions, the Compensation Committee considers the Company’s financial performance compared to plan targets and the prior year, achievement of strategic objectives, the success of long-term initiatives over a multi-year period, and financial results against industry peers and the compensation levels of our peer group.
Compensation Consultant
FW Cook serves as the independent compensation consultant to the Compensation Committee. FW Cook advises the Compensation Committee on a number of compensation matters including market data and analysis, comparator group review, and governance. FW Cook also provides design expertise in reviewing compensation and incentive programs for our NEOs. A representative from FW Cook attends all formal Compensation Committee meetings, including executive sessions, as well as informal meetings, and may communicate with the Chair between meetings to prepare for Compensation Committee meetings. The Compensation Committee assesses the independence of FW Cook annually and has concluded that FW Cook does not have any conflicts of interest with respect to its engagement by the Compensation Committee.
The comparator group compensation data provided to the Compensation Committee is prepared using survey and proxy data from McLagan. In addition, reports developed by McLagan may be shared with the Compensation Committee. McLagan is retained by BrightSphere but does not act as a compensation consultant to provide advice to the Compensation Committee.

Risk Considerations in our Compensation Programs
Our compensation structure is designed with the goal of mitigating risk and protecting shareholder returns without diminishing the effectiveness of the incentives. The Compensation Committee does not believe that our compensation programs promote excessive risk-taking. While the incentive programs are discretionary, the Compensation Committee considers a number of factors in making compensation decisions. In reviewing the Company’s financial and strategic performance, the Compensation Committee places emphasis on longer-term success, particularly as it relates to investments in Affiliate growth. In addition, the Compensation Committee considers the impact of the Company’s compensation practices on the Company’s broad enterprise risk management program.
We seek to keep our compensation programs simple and straight-forward and tie the outcome of the performance-based equity to our total shareholder return relative to that of a defined peer group over a three-year performance period. To combat the risk that our compensation program might not be competitive, we annually benchmark to the external market for our industry. We also make equity awards subject to multi-year vesting schedules to provide a long-term component to our compensation program and impose on our NEOs ongoing restrictions on the disposition of their ordinary shares granted through equity awards. We believe that both the structure and levels of compensation we provide have aided us in attracting and motivating key employees.
During the year, the Enterprise Risk Management and the Human Resources Departments conducted an assessment of risks arising from the Company’s compensation programs and policies based on guidance from FW Cook. The assessment covered each material element of executive and non-executive employee compensation. Based on the assessment, the Company concluded and the Compensation Committee concurred that our compensation policies and practices are not reasonably likely to have a material adverse effect on BrightSphere. More specifically, this conclusion was based on the following considerations:
Link to Business Strategy

•	Pay programs and performance metrics support business strategy and our firm’s culture.
Balance of Short- and Long-term Incentives

•	Programs include both annual financial and operating performance measures and longer-term stock price performance; and

•	balance cash and equity compensation.
Balanced Incentive Design and Performance Metrics

•	Annual incentive includes balanced mix of financial and operating performance measures;

•	incorporates business judgment to determine incentive awards; and

•	performance-based equity awards are based on relative TSR over a three-year period and are capped to avoid excessive risk-taking to maximize awards.
Risk Mitigators
BrightSphere has the following policies which are positive from a corporate governance perspective and are risk mitigators:

•	Stock ownership guidelines

•	Clawback policy

•	Anti-hedging and pledging policy
Clawback Policy
The Compensation Committee instituted a clawback policy for all NEOs for incentives awarded beginning in 2017. The clawback policy has four prongs that can cause the Compensation Committee to consider a clawback of compensation paid, granted or vested in the prior three years which include:

•	Financial statement restatement due to material noncompliance with financial reporting requirements of the SEC;

•	Improper conduct resulting in significant adverse reputational or economic impact;

•	Conduct constituting cause under the Company’s equity plan; or

•	Violation of risk policies that result in a material impact.
Equity Ownership Guidelines
In 2017, the shareholding requirement of the CEO and the other NEOs was raised to 500% of base salary and 300% of base salary, respectively. Unvested awards are excluded for purposes of this calculation. Our NEOs are required to retain 50% of their net gain shares (i.e., shares remaining after shares sold to pay taxes) at vesting until they have met their shareholding requirement. NEOs have five years to meet the multiple-of-salary shareholding requirement. There is no requirement for NEOs to hold shares once employment has ceased. As of the end of 2017, Stephen H. Belgrad and Aidan J. Riordan have met their shareholding requirement. Christopher Hadley is in compliance with the 50% holding requirement of vested shares and is expected to reach his holding requirement in 2019.
Anti-hedging and Anti-pledging
Our policies prohibit hedging and pledging of shares for our executive officers.
Impact of Tax and Accounting Policies
When the Compensation Committee determines NEO compensation, it considers all factors that may have an impact on financial performance, including tax and accounting rules and regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, (“Section 162(m)”). Section 162(m) limits to $1 million the U.S. federal income tax deductibility of compensation paid in one year to its covered employees (NEOs other than the Chief Financial Officer), unless the compensation plan and awards meet certain requirements. We were under the transition period provided under the Internal Revenue Service final regulations under Section 162(m) for newly public companies through 2017. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed with the enactment of the Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for limited transition relief applicable to certain arrangements in place as of November 2, 2017.

Prior to the enactment of the Tax Cuts and Jobs Act, it was the Compensation Committee’s intention to structure compensation after 2017 (expiration of the transition period) to qualify as performance-based under Section 162(m), where it was reasonable to do so while meeting our compensation objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and consider that as one factor in determining appropriate levels or types of compensation.
Compensation Tables
2017 Summary Compensation Table

Name and Principal Position	Year		Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
James J. Ritchie (4)	2017		$1,892,500	$661,500	$—	$448,353	$3,002,353
Interim Chief Executive Officer and Executive Director

Peter L. Bain (5)	2017	375,000	$325,000	$3,090,015	$7,000,000	$341,848	$10,756,863
Former President & Chief Executive Officer and Director	2016		650,000	3,615,001	3,360,000	64,136	7,689,137
	2015		650,000	6,387,287	3,885,000	79,141	11,001,428

Stephen H. Belgrad	2017		$363,462	$772,523	$1,222,500	$50,000	$2,408,485
Executive Vice President, Chief Financial Officer	2016		300,000	815,008	1,042,500	50,000	2,207,508
	2015		300,000	2,679,321	1,085,000	50,000	4,114,321

Linda T. Gibson (6)	2017	375,000	$375,000	$735,000	$2,300,000	$2,936,700	$6,346,700
Executive Vice President, Head of Global Distribution	2016		375,000	952,516	1,005,000	50,000	2,382,516
	2015		375,000	2,976,510	1,222,500	67,621	4,641,631

Aidan J. Riordan	2017		$321,154	$540,005	$972,500	$50,000	$1,883,659
Executive Vice President, Head of Affiliate Management	2016		300,000	615,013	810,000	50,000	1,775,013
	2015		300,000	2,396,296	885,000	50,000	3,631,296

Christopher Hadley	2017		$271,154	$175,614	$450,000	$50,000	$946,768
Executive Vice President, Chief Talent Officer	2016		250,000	188,005	413,400	50,000	901,405
	2015		250,000	1,458,974	432,000	50,000	2,190,974

(1)
The amount in the Stock Awards column is the grant date fair value of awards of ordinary shares determined pursuant to FASB ASC Topic 718, Compensation - Stock Compensation ("ASC 718"). All of the awards of ordinary shares reported in the Stock Awards column were granted as restricted awards of ordinary shares under the Company’s Equity Incentive Plan. The grant for Mr. Ritchie was made on March 16, 2018 for his service as Interim CEO in 2017. Grants for the remaining NEOs were made on February 15, 2017 with respect to awards earned pursuant to our

Annual Incentive Plan for the 2016 performance year. The following table details the awards made with respect to each award type.

	Interim CEO Grant (A)	Annual Incentive Plan Grant - Time- Based (B)	Annual Incentive Plan Grant at Target - Performance- Based (C)	Total
James J. Ritchie	$661,500	$—	$—	$661,500
Peter L. Bain	$—	$2,060,010	$1,030,005	$3,090,015
Stephen H. Belgrad	$—	$515,010	$257,513	$772,523
Linda T. Gibson	$—	$490,000	$245,000	$735,000
Aidan J. Riordan	$—	$360,003	$180,002	$540,005
Christopher Hadley	$—	$117,076	$58,538	$175,614

The 2015 grants included a one-time award of performance-based RSUs. The following table details the awards made with respect to each award type.

	Annual Incentive Plan Grant - Time Based (B)	Annual Incentive Plan Grant at Target - Performance Based (C)	One-Time Grant at Target - performance Based (D)	Total
Peter L. Bain	$2,793,342	$1,950,604	$1,643,341	$6,387,287
Stephen H. Belgrad	$610,002	$425,977	$1,643,342	$2,679,321
Linda T. Gibson	$785,001	$548,167	$1,643,342	$2,976,510
Aidan J. Riordan	$443,350	$309,604	$1,643,342	$2,396,296
Christopher Hadley	$133,346	$93,128	$1,232,500	$1,458,974

(A)	The grant for Mr. Ritchie is compensation for service as Interim CEO. The shares were granted and fully vested following his term as Interim CEO on March 16, 2018.

(B)
The time-based grants made as part of the Annual Incentive Plan vest ratably over three years, one-third on the first anniversary of the grant, one-third on the second anniversary of the grant and one-third on the third anniversary of the grant. Dividends are payable during the restricted period.

(C)
& (D) performance-based shares made as part of the Annual Incentive Plan and, for 2015, a one-time grant, vest at the end of three years, subject to relative total shareholder return against a defined peer group. Dividend equivalents are paid at the end of vesting period on the earned shares. The one-time grant is non-recurring.

See Note 2 “Significant Accounting Policies – Share Based Compensation Plans” and Note 18 “Equity-based Compensation” in the notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for further discussion of the valuation methodology. To see the value actually received by the NEOs in 2017 upon vesting of ordinary shares, refer to the 2017 Option Exercises and Stock Vested table. Additional information on all outstanding awards of ordinary shares is reflected in the 2017 Outstanding Equity Awards table.
Stock awards attributable to the Annual Incentive Plan for 2017, as described in the “Compensation Discussion and Analysis,” will be granted in 2018 and reported in the 2018 Summary Compensation Table.

(2)
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the cash portion of the amounts earned by the NEOs under the Company’s Annual Incentive Plan in 2017 and paid to employees on February 16, 2018.

(3)
The amounts reported in the “Total All Other Compensation” column reflect, for each Mr. Belgrad, Ms. Gibson, Mr Riordan and Mr. Hadley, the sum of contributions by the Company under its Profit Sharing & 401(k) Plan and its non-qualified deferred compensation plan. The 2017 amount for Mr. Ritchie includes his cash fees and Restricted Awards of Ordinary Shares for serving as Chairman of the Company’s Board of Directors. The 2017 amount for Mr. Bain and Ms. Gibson includes severance payments.

(4)	Mr. Ritchie assumed the role of Interim Chief Executive Officer on July 1, 2017.

(5)	Mr. Bain’s employment with the Company was terminated effective June 30, 2017. Severance payments are included in 2017 All Other Compensation.

(6)	Ms. Gibson’s employment with the Company was terminated effective December 31, 2017. Severance payments are included in 2017 All Other Compensation.
2017 All Other Compensation Detail
The following table outlines those perquisites and other personal benefits and additional all other compensation.

Name	Year	Total Perquisites	Severance	Director Fees	Defined Contribution Savings Plan Company Contributions	Total All Other Compensation
James J. Ritchie (1)	2017	$—	$—	$448,353	$—	$448,353
Peter L. Bain (2)	2017	$—	$341,848	$—	$—	$341,848
	2016	14,136	—	—	50,000	64,136
	2015	29,141	—	—	50,000	79,141
Stephen H. Belgrad	2017	$—	$—	$—	$50,000	$50,000
	2016	—	—	—	50,000	50,000
	2015	—	—	—	50,000	50,000
Linda T. Gibson (3)	2017	$—	$2,886,700	$—	$50,000	$2,936,700
	2016	—	—	—	50,000	50,000
	2015	17,621	—	—	50,000	67,621
Aidan J. Riordan	2017	$—	$—	$—	$50,000	$50,000
	2016	—	—	—	50,000	50,000
	2015	—	—	—	50,000	50,000
Christopher Hadley	2017	$—	$—	$—	$50,000	$50,000
	2016	—	—	—	50,000	50,000
	2015	—	—	—	50,000	50,000

(1)	2017 Director Fees for Mr. Ritchie include his fees for serving as Chairman of the Company’s Board of Directors of $215,000 in cash and $233,353 of Restricted Share Awards for a total of $448,353.

(2)	2017 Severance for Mr. Bain reflect his severance per the terms of his employment agreement including salary and continuation of benefits.

(3)	2017 Severance for Ms. Gibson reflect severance per the terms of her employment agreement including continuation of benefits, outplacement expenses and legal fees.
2017 Grants of Plan-Based Awards

Name	Grant Date	Approval or Action Date, if different		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold	Target	Maximum
James J. Ritchie	2/15/2017	1/31/2017	(1)	$—	$—	$—	3,856	$58,341
	5/18/2017	1/31/2017	(2)				12,421	$175,012

Peter L.	2/15/2017	1/31/2017	(3)				136,154	$2,060,010
Bain	2/15/2017	1/31/2017	(4)	—	68,077	102,116		$1,047,705

Stephen H.	2/15/2017	1/31/2017	(3)				34,039	$515,010
Belgrad	2/15/2017	1/31/2017	(4)	—	17,020	25,530		$261,938

Linda T.	2/15/2017	1/31/2017	(3)				32,386	$490,000
Gibson	2/15/2017	1/31/2017	(4)	—	16,193	24,290		$249,210

Aidan J.	2/15/2017	1/31/2017	(3)				23,794	$360,003
Riordan	2/15/2017	1/31/2017	(4)	—	11,897	17,846		$183,095

Christopher	2/15/2017	1/31/2017	(3)				7,738	$117,076
Hadley	2/15/2017	1/31/2017	(4)	—	3,869	5,804		$59,544

(1)
The amount represents the time-based awards of restricted ordinary shares under the Company’s Non-Employee Director Equity Incentive Plan relating to his duties as Chairman. Market Value was determined by multiplying the number of shares by the grant date fair value based on ASC 718 which is $15.13, the closing price of the Company’s ordinary shares on February 14, 2017 the day prior to the date of grant.

(2)
The amount represents the time-based awards of restricted ordinary shares under the Company’s Non-Employee Director Equity Incentive Plan relating to his duties as Chairman. Market Value was determined by multiplying the number of shares by the grant date fair value based on ASC 718 which is $14.09, the closing price of the Company’s ordinary shares on May 17, 2017 the day prior to the date of grant.

(3)
The amounts represent the time-based awards of restricted ordinary shares under the Company’s Equity Incentive Plan relating to performance in fiscal 2016. Market Value was determined by multiplying the number of shares by the grant date fair value based on ASC 718 which is $15.13, the closing price of the Company’s ordinary shares on February 14, 2017 the day prior to the date of grant.

(4)
The amounts represent the number of performance-based awards of restricted ordinary shares under the Company’s Equity Incentive Plan relating to performance in fiscal 2016 at target and maximum. Grants vest between 0% to 150% of target at the end of three years subject to our relative total shareholder return performance against a defined peer group. Market Value was determined by multiplying the number of ordinary shares at the target level by the grant date fair value based on ASC 718 of $15.39. See Note 2, “Significant Accounting Policies - Share Based Compensation Plans” and Note 18, “Equity-based Compensation” in the notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for further discussion of the valuation methodology.

2017 Outstanding Equity Awards at Fiscal Year-End

			Stock Awards		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (11)
Name	Grant Date		Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (11)
James J. Ritchie	5/18/2017	(1)	12,421	$208,052
	2/15/2017	(2)	3,856	$64,588
	3/6/2015	(3)	3,777	$63,265
Peter L. Bain	2/15/2017	(5)			55,939	$936,978
	2/10/2016	(7)			96,013	$1,608,218
	3/6/2015	(9)			93,376	$1,564,048
	3/6/2015	(10)			78,667	$1,317,672
Stephen H.	2/15/2017	(4)	34,039	$570,153
Belgrad	2/15/2017	(5)			13,985	$234,249
	2/10/2016	(6)	33,262	$557,139
	2/10/2016	(7)			21,647	$362,587
	3/6/2015	(8)	11,520	$192,960
	3/6/2015	(9)			20,392	$341,566
	3/6/2015	(10)			78,667	$1,317,672
Linda T. Gibson	2/10/2016	(5)			13,306	$222,876
	2/10/2016	(7)			25,299	$423,758
	3/6/2015	(9)			26,241	$439,537
	3/6/2015	(10)			78,667	$1,317,672
Aidan J. Riordan	2/15/2017	(4)	23,794	$398,550
	2/15/2017	(5)			9,776	$163,748
	2/10/2016	(6)	25,100	$420,425
	2/10/2016	(7)			16,334	$273,595
	3/6/2015	(8)	8,373	$140,248
	3/6/2015	(9)			14,821	$248,252
	3/6/2015	(10)			78,667	$1,317,672
Christopher	2/15/2017	(4)	7,738	$129,612
Hadley	2/15/2017	(5)			3,179	$53,248
	2/10/2016	(6)	7,672	$128,506
	2/10/2016	(7)			4,994	$83,650
	3/6/2015	(8)	2,518	$42,177
	3/6/2015	(9)			4,458	$74,672
	3/6/2015	(10)			59,000	$988,250

(1)
The grant of restricted ordinary share units of the Company were made under the Company’s Non-Employee Director Equity Incentive Plan on May 18, 2017. The restricted ordinary share units vest in full on May 18, 2018.

(2)
The grant of restricted ordinary share units of the Company were made under the Company’s Non-Employee Director Equity Incentive Plan on February 15, 2017. The restricted ordinary share units vest in full on February 15, 2018.

(3)
The grant of restricted ordinary share units of the Company were made under the Company’s Non-Employee Director Equity Incentive Plan on March 6, 2015. The restricted ordinary share units vest one-third on each of March 6, 2016, March 6, 2017 and March 6, 2018.

(4)
The grants of restricted ordinary shares of the Company were made under the Company’s Equity Incentive Plan on February 15, 2017. The restricted ordinary shares vest one-third on each of February 15, 2018, February 15, 2019 and February 15, 2020.

(5)
The grants of performance-based restricted ordinary shares of the Company were made under the Company’s Equity Incentive Plan on February 15, 2017. Subject to the performance conditions, the ordinary shares vest three years following the grant date between 0% and 150% of target. The ordinary shares reported reflect cumulative performance at December 29, 2017 of 82.17% of target.

(6)
The grants of restricted ordinary shares of the Company were made under the Company’s Equity Incentive Plan on February 10, 2016. The restricted ordinary shares vest one-third on each of February 10, 2017, February 10, 2018 and February 10, 2019.

(7)
The grants of performance-based restricted ordinary shares of the Company were made under the Company’s Equity Incentive Plan on February 10, 2016. Subject to the performance conditions, the ordinary shares vest three years following the grant date between 0% and 150% of target. The ordinary shares reported reflect cumulative performance at December 29, 2017 of 86.77% of target.

(8)
The grants of restricted ordinary shares of the Company were made under the Company’s Equity Incentive Plan on March 6, 2015. The restricted ordinary shares vest one-third on each of March 6, 2016, March 6, 2017 and March 6, 2018.

(9)
The grants of performance-based restricted ordinary shares of the Company were made under the Company’s Equity Incentive Plan on March 6, 2015. Subject to the performance conditions, the ordinary shares vest three years following the grant date between 0% and 200% of target. The shares reported reflect cumulative performance at December 29, 2017 of 118% of target.

(10)
The grants of performance-based restricted ordinary shares of the Company were made under the Company’s Equity Incentive Plan on March 6, 2015 as a one-time grant following our initial public offering. The grants were made to strengthen the alignment between the NEOs and the shareholders by increasing the amount of equity held by the NEOs that is tied to Company performance. Subject to the performance conditions, the ordinary shares vest three years following the grant date between 0% and 200% of target. The ordinary shares reported reflect cumulative performance at December 29, 2017 of 118% of target.

(11)	Market value was determined by multiplying the number of the Company’s ordinary shares by $16.75, the closing price of the Company’s ordinary shares in U.S. Dollars on December 29, 2017.

2017 Options Exercised and Stock Vested

	Option Awards			Stock Awards
Name	Number of Shares acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
James J. Ritchie	—	—	$—	20,995	$312,380
Peter L. Bain (2)	—		$—	744,732	$11,155,605
Stephen H. Belgrad	—		$—	85,447	$1,287,920
Linda T. Gibson (3)	—		$—	200,519	$3,167,692
Aidan J. Riordan	—		$—	63,994	$964,572
Christopher Hadley	—		$—	17,954	$270,499

(1)
The value realized upon vesting of restricted ordinary shares is calculated by multiplying the fair market value of an ordinary share on the vesting date (the closing price on the business day prior to the vesting dates) by the number of ordinary shares vested.

(2)
This amount includes 336,444 time-based restricted ordinary shares that vested for tax purposes at the time of Mr. Bain’s separation of employment. These ordinary shares remain restricted through the original vesting dates per the terms of Mr. Bain’s separation agreement.

(3)
This amount includes 86,085 time-based restricted ordinary shares that vested for tax purposes at the time of Ms. Gibson’s separation of employment. These ordinary shares remain restricted through the original vesting dates per the terms of Mr. Gibson’s separation agreement.

2017 Nonqualified Deferred Compensation
The following table provides information on the NEOs’ participation in the Voluntary Deferral Plan and the Deferred Compensation Plan. These plans either allow eligible employees to defer part of their salary and annual incentive on a voluntary basis or provide additional pre-tax company contributions to employees whose profit sharing contributions were limited under the tax-qualified plan. The Company contribution under the Deferred Compensation Plan is at the same rate of contribution as the contribution to the Profit Sharing & 401(k) Plan.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contribution in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at end of Last FYE ($)
James J. Ritchie	Voluntary Deferral Plan	$567,750	N/A	$11,818	N/A	$579,568
	Deferred Compensation Plan	N/A	N/A	N/A	N/A	N/A
Peter L. Bain	Voluntary Deferral Plan	$332,500	N/A	$178,820	N/A	$1,280,834
	Deferred Compensation Plan	N/A	N/A	$23,655	N/A	$171,126
Stephen H. Belgrad	Voluntary Deferral Plan	$386,250	N/A	$282,594	N/A	$2,009,948
	Deferred Compensation Plan	N/A	$23,000	$22,301	N/A	$158,650
Linda T. Gibson	Voluntary Deferral Plan	N/A	N/A	N/A	N/A	N/A
	Deferred Compensation Plan	N/A	$23,000	$85,497	N/A	$590,853
Aidan J. Riordan	Voluntary Deferral Plan	N/A	N/A	$53,951	N/A	$315,862
	Deferred Compensation Plan	N/A	$23,000	$18,477	N/A	$153,503
Christopher Hadley	Voluntary Deferral Plan	N/A	N/A	N/A	N/A	N/A
	Deferred Compensation Plan	N/A	$23,000	$43,781	N/A	$262,638

(1)
The amount for Mr. Ritchie includes deferrals made from his 2017 salary. The amount for Mr. Bain reflects a deferral made from his 2017 salary and 2017 annual incentive compensation paid in 2018. The amount for Mr. Belgrad includes a deferral from his 2017 annual incentive compensation paid in 2018. Salary deferrals are reported in the “Salary” column of the 2017 Summary Compensation Table. The incentive deferrals are reported in the “Non-Equity Incentive Plan Compensation” column of the 2017 Summary Compensation Table.

(2)	All Company contributions are included in the “All Other Compensation” column of the 2017 Summary Compensation Tables.

(3)
The earnings reflected represent deemed investment earnings or losses from voluntary deferrals and Company contributions, as applicable. The Voluntary Deferral Plan and the Deferred Compensation Plan do not guarantee a return on deferral amounts. For these plans, no earnings are reported in the 2017 Summary Compensation Table because the plans do not provide for above-market or preferential earnings.

Employment Contracts and Change of Control Arrangements
Change of Control
Under the Company’s Equity Incentive Plan, if we experience a change of control or a corporate transaction, in the discretion of the Compensation Committee, (i) outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company; (ii) outstanding and unexercised options and share appreciation rights may expire upon the closing of the change of control or other transaction, whether or not in conjunction with a payment equal to any positive difference between the value of the underlying shares and the exercise price; and/or (iii) the vesting of outstanding awards may be accelerated, in whole or in part with the exception of the NEOs with Transition Severance Agreements described below.

Transition Severance Agreements
On August 14, 2017, the Compensation Committee approved Transition Severance Agreements (each a "TSA" and collectively, the "TSAs") for Stephen H. Belgrad, Aidan J. Riordan, and Christopher Hadley.
Pursuant to the TSAs, upon a termination of the Executive's employment by the Company without cause or termination by the Executive for good reason, and in consideration for and subject to the Executive signing a general waiver and release of claims provided by the Company and ongoing compliance with certain restrictive covenants, the Executive would be entitled to receive (i) continuation of salary and bonus for twelve (12) months, payable in cash, (ii) continuation of health benefits for twelve (12) months, (iii) a pro-rated bonus for the year in which the termination of employment occurs and (iv) continued vesting of the Executive’s time- and performance-based restricted share and restricted share unit awards pursuant to their existing vesting schedules. Any short-term or long-term cash or equity-based incentive award paid to the Executives will be subject to the Clawback Policy adopted by the Company's Board of Directors, as in effect from time to time.
The TSAs contain customary restrictive covenants, including, non-disclosure, non-disparagement, non-interference and a twelve (12) month non-solicitation obligation. The TSAs shall continue until two (2) years following the commencement of employment by the Company's next new permanent Chief Executive Officer (which began on March 2, 2018).
If Messrs. Belgrad, Riordan or Hadley had been terminated not for cause or good reason as of December 31, 2017, payments would have been made as reflected below:

	Termination Without Cause or for Good Reason
	Salary and Bonus	Benefits	Prorated bonus	Total
Stephen H. Belgrad	$2,190,000	$30,957	$1,815,000	$4,035,957
Aidan J. Riordan	$1,675,000	$35,558	$1,350,000	$3,060,558
Christopher Hadley	$864,000	$19,832	$589,000	$1,472,832
Termination by the executive would result in base pay for 60 days and 60 days of medical benefits. Termination by death or disability provides no contractual payments.
Employment Agreements
Stephen H. Belgrad Agreement
On January 31, 2018, the Company entered into an Employment Agreement with Stephen H. Belgrad in connection with the appointment of Mr. Belgrad as the Company’s President and Chief Executive Officer effective March 2, 2018. Pursuant to the Employment Agreement, Mr. Belgrad’s compensation will consist of an annual base salary of $500,000. In addition, his target incentive bonus for 2018 is $3,000,000, which is payable 50% in cash and 50% in equity of the Company. A portion (40%) of the equity award is subject to time-based vesting (ratably over 3 years) and a portion (60%) is subject to performance-based vesting (based on relative total shareholder return performance against a defined peer group). Mr. Belgrad also received a one-time grant of restricted ordinary shares of the Company totaling $500,000, which is split in the same manner as the incentive award (40% time-based and 60% performance-based). Mr. Belgrad will also continue to be eligible to participate in certain Company-wide employee benefit programs, including the Company’s Profit Sharing and 401(k) Plan as well as health and welfare benefits.

In the event of a termination of Mr. Belgrad’s employment by the Company without Cause (as defined in the Employment Agreement) or termination by Mr. Belgrad for Good Reason (as defined in the Employment Agreement) (in either case a “Good Leaver Termination”), Mr. Belgrad would be entitled to receive (i) upon the occurrence of a Good Leaver Termination prior to March 3, 2020, compensation and benefits consistent with the terms of Mr. Belgrad’s previously disclosed Transition Services Agreement and (ii) upon the occurrence of a Good Leaver Termination on or after March 3, 2020, (a) separation payment equal to twelve (12) months of Mr. Belgrad’s salary plus 50% of the aggregate bonus (cash and non-cash) received by Mr. Belgrad for the prior year (collectively, the “Severance”); provided, however, that such Severance shall not be less than $3,250,000 and shall be paid according to the Company’s normal payroll practices, (b) continuation of health benefits for twelve (12) months, (c) a pro-rated aggregate bonus (cash and non-cash) for the year in which the termination of employment occurs, which shall be determined at the discretion of the Compensation Committee, and (d) continued vesting of Mr. Belgrad’s time- and performance-based restricted share and restricted share unit awards pursuant to their existing vesting schedules.
Summary of Agreements of Executives whose Employment Ended in 2017
The Company entered into employment agreements with Peter L. Bain upon the start of his employment in 2011 and with Linda T. Gibson in 2002. Both Mr. Bain and Ms. Gibson ended their employment with the Company during 2017 and the employment agreements are no longer in effect, however, details of these agreements can be found below. The severance payments to Mr. Bain and Ms. Gibson described below are consistent with the terms of their employment agreements. Actual separation payments include the 2017 incentive award and are reflected in the tables.
Pursuant to Mr. Bain’s employment agreement, if Mr. Bain’s employment had been terminated other than for cause and without notice, on December 31, 2017, he would have been entitled to receive the following: a cash incentive award reflecting his employment with the Company in 2017 and consistent with incentive awards payable to the other NEOs for 2017, in an amount of $7,000,000; a severance payment of $325,002, which reflects 6 months of Mr. Bain’s prior year salary; and a payment of $17,779 relating to COBRA coverage. If Mr. Bain’s employment was terminated due to disability or death on December 31, 2017, he (or his estate) would have been entitled to receive a bonus payment of $7,000,000.
Pursuant to Ms. Gibson’s employment agreement, if Ms. Gibson’s employment had been terminated other than for cause and without notice, on December 31, 2017, she would have been entitled to receive the following: a cash incentive award reflecting her employment with the Company in 2017 and consistent with incentive awards payable to the other NEOs for 2017, in an amount of $2,300,000; a severance payment of $2,675,000, which reflects 12 months of severance as required under the employment agreement and is based on Ms. Gibson’s 2017 compensation; and a payment of $35,558 relating to COBRA coverage. If Ms. Gibson’s employment was terminated due to disability or death on December 31, 2017, she (or her estate) would have been entitled to receive a bonus payment of $2,300,000.
Peter L. Bain Employment Agreement
Mr. Bain’s employment agreement did not specify his salary; instead, his salary was reviewed annually and could have been modified. In addition, Mr. Bain was eligible to participate in the following plans: (i) our bonus plan(s) and (ii) the Company’s Equity plan which includes both time-based and performance-based restricted shares.

Mr. Bain was an employee at-will and as such, the Company could terminate his Employment Agreement and Mr. Bain’s employment for cause, as that term is defined in the Bain Employment Agreement, immediately upon written notice. Upon termination for cause, all of Mr. Bain’s compensation and benefits under the Bain Employment Agreement will cease. Either the Company or Mr. Bain may terminate the Bain Employment Agreement and Mr. Bain’s employment for any reason by giving the other party not less than six months’ notice in writing. If notice is served by either party, the Company was entitled to terminate Mr. Bain’s employment at any time during the six-month “notice period” starting on the day notice is served. If the Company served notice to Mr. Bain, it was required to (i) continue his salary in the form of salary continuation payments for the remainder of the notice period, and (ii) make a lump sum taxable payment to Mr. Bain sixty days following the date of termination equal to the Company’s share of the cost of family medical and dental benefits with respect to similarly situated active employees for the remainder of the notice period. Mr. Bain remained eligible for a bonus for the year in which his employment was terminated. Mr. Bain was not automatically eligible for any payments under any severance plan that may have in effect as of the date of his termination, and severance pay, if any, would be determined by the Compensation Committee based on the circumstances of the termination. If there were any contingent compensation arrangements in place, then Mr. Bain was entitled to receive the contingent compensation owed to him subject to (i) his satisfactory individual performance to the end of the notice period or such shorter period as determined by the Company. and (ii) the fulfillment of his obligations and covenants as set forth in the Bain Employment Agreement. If Mr. Bain provided notice of the termination of his employment to the Company, then Mr. Bain was eligible only for salary continuation payments during the notice period and was not entitled to any further compensation. If Mr. Bain resigned prior to the expiration of a six-month notice period, then he was not entitled to any further compensation or benefits. The Company had the right to terminate the Bain Employment Agreement and Mr. Bain’s employment on the 90th day after serving written notice to Mr. Bain that the Company has determined in good faith that a “disability,” as that term is defined in the Bain Employment Agreement, had occurred, provided that, within 90 days of such notice, Mr. Bain had not returned to full-time performance of his essential functions. If the Bain Employment Agreement is terminated based on disability, Mr. Bain would have remained eligible for a prorated bonus for the period up through the date of termination as well as any contingent compensation owed to him. The Bain Employment Agreement would have terminated automatically upon Mr. Bain’s death, and all compensation and benefits under the Bain Employment Agreement would have ceased to be effective as of the date of his death, except that his estate would have been eligible to receive his bonus, prorated for the period up through the date of his death, as well as any contingent compensation owed to him. Mr. Bain’s receipt of any of the compensation and benefits described in this paragraph was subject to and conditioned upon his execution of a separation agreement that must include a complete customary release of claims by him to the Company and our Affiliates.
Mr. Bain was subject to non-compete covenants during the term of his employment, including the six-month notice period described above. In addition, Mr. Bain is subject to a non-solicitation of employees covenant and a non-interference covenant during the term of his employment, the six-month notice period, and for a period of one year after expiration of the later of the notice period or the date of his termination of employment.
Peter L. Bain Separation Agreement
Mr. Bain’s separation agreement consistent with the terms of his employment agreement including: (i) salary continuation payments for six months; (ii) a lump sum taxable payment for the Company’s share of medical and dental benefits for a six-month period; (iii) a cash bonus through the end of Mr. Bain’s notice period in the amount of $7 million payable when bonuses were paid to other executives of the Company; and (iv) continued vesting of his unvested restricted shares and unvested restricted stock units pursuant to their existing vesting schedule.

The incentive compensation award for Mr. Bain was determined by the Compensation Committee, pursuant to his employment agreement at the time of his mutual separation which was effective June 30, 2017. It reflects an increase over his 2016 incentive in light of the Company’s improved performance to date, in consideration of a general waiver and release of claims and the extension of certain restricted covenants.
Linda T. Gibson Employment Agreement
Ms. Gibson’s employment agreement did not specify her salary; instead, her salary was reviewed annually. In addition, Ms. Gibson was eligible to participate in the following plans: (i) our bonus plan(s) and (ii) the Company’s Equity plan which includes both time-based and performance-based restricted shares.
Ms. Gibson was an employee at-will and as such, the Company could terminate the Gibson Employment Agreement and Ms. Gibson’s employment for cause, as that term is defined in the Gibson Employment Agreement, immediately upon written notice. Upon termination for cause, all of Ms. Gibson’s compensation and benefits under the Gibson Employment Agreement would cease. Either the Company or Ms. Gibson could terminate the Gibson Employment Agreement and Ms. Gibson’s employment for any reason by giving the other party not less than six months’ notice in writing. If notice was served by either party, the Company was entitled to terminate Ms. Gibson’s employment at any time during the six-month “notice period” starting on the day notice is served. If notice was served to Ms. Gibson, the Company must (i) continue her compensation, medical and dental benefits for the remainder of the notice period and (ii) pay to Ms. Gibson other severance as may be provided for in a severance plan in effect as of the date of her termination. Ms. Gibson would remain eligible for a bonus for the year in which her employment is terminated. If there were any contingent compensation arrangements in place, then Ms. Gibson would be entitled to receive the contingent compensation owed to her subject to (i) her satisfactory individual performance to the end of the notice period or such shorter period as determined by the Company and (ii) the fulfillment of her obligations and covenants as set forth in the Gibson Employment Agreement. If Ms. Gibson provided notice of the termination of her employment, then Ms. Gibson would have only been eligible to receive her compensation, medical and dental benefits for the remainder of the notice period and would not have been entitled to any further compensation. If Ms. Gibson resigned prior to the expiration of a six-month notice period, then she would not have been entitled to any further compensation or benefits. The Company had the right to terminate the Gibson Employment Agreement and Ms. Gibson’s employment on the 90th day after serving written notice to Ms. Gibson that the Company had determined in good faith that a “disability,” as that term is defined in the Gibson Employment Agreement, had occurred, provided that, within 90 days of such notice, Ms. Gibson had not returned to full-time performance of her essential functions. If the Gibson Employment Agreement was terminated based on disability, Ms. Gibson would have remained eligible for a prorated bonus for the period up through the date of termination as well as any contingent compensation owed to her. The Gibson Employment Agreement would have terminated automatically upon Ms. Gibson’s death, and all compensation and benefits under the Gibson Employment Agreement would cease effective as of the date of her death, except that her estate would have been eligible to receive her bonus, prorated for the period up through the date of her death, as well as any contingent compensation owed to her. Ms. Gibson’s receipt of any of the compensation and benefits described in this paragraph was subject to and conditioned upon her execution of a separation agreement that must include a complete customary release of claims by her to the Company and our Affiliates.

Ms. Gibson was subject to non-compete covenants during the term of her employment, including the six-month notice period described above. In addition, Ms. Gibson was subject to a non-solicitation of employees covenant and a non-interference covenant during the term of her employment, the six-month notice period, and for a period of one year after expiration of the later of the notice period or the date of her termination of employment.
CEO Pay Ratio
We are providing the following information about the relationship of the median annual total compensation of our employees and the annualized total compensation of our Interim CEO:
For 2017, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our Company (other than our Interim CEO) was $142,945; and

•	the annualized total compensation of our Interim CEO was $5,556,353.
Based on this information for 2017, we reasonably estimate that the ratio of our Interim CEO’s annual total compensation to the annual total compensation of our median employee was 39:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.
To identify our median employee, we first determined our employee population as of December 31, 2017 (the “Determination Date”). We had 962 employees representing all full-time, part-time, seasonal and temporary employees as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine total compensation of our NEOs for the purposes of the Summary Compensation Table disclosed above. In addition, because our Interim CEO served in the role for less that the full year, we annualized his 2017 compensation as permitted by the applicable SEC rules.

2017 Director Compensation
Director compensation includes both cash payments and equity granted in the form of RSUs. The following table details the fees:

	2017
Element	Cash	Equity
Board Chair (1)	$175,000	$175,000
Board Fee	$90,000	$100,000
Chair of the Audit Committee	$25,000	—
Member of the Audit Committee	$10,000	—
Chair of the Compensation Committee	$15,000	—
Member of the Compensation Committee	$5,000	—
Chair of the Nominating and Corporate Governance Committee	$10,000	—
Member of the Nominating and Corporate Governance Committee	$5,000	—
NED appointed and compensated by our former parent, Old Mutual plc (2)	$200,000	—

(1)	The Chairman of the Board receives only the Board Chair fee and does not receive other committee fees.

(2)
Payable at the discretion of our former parent. NED is treated as compensated by Old Mutual plc but for administrative purposes is paid by the Company rather than through a recharge. Given managed separation, this director was separated from the Board June 30, 2017.

Note: NEDs that are appointed and compensated by a shareholder receive no separate compensation for their roles as BrightSphere Investment Group plc directors.

Name		Fees Earned or Paid in Cash (1) (2) $	Stock Awards (3) (4) $	Total $
Russell Carmedy	Resigned as an appointee of our former parent effective May 24, 2017	$—	$—	$—
Ingrid G. Johnson	Resigned as an appointee of our former parent effective November 10, 2017	—	—	—
Guang Yang	Executive Officer, HNA Capital US, appointed May 24, 2017	—	—	—
Suren Rana	Executive Officer, HNA Capital US, appointed November 15, 2017	—	—	—
Donald J. Schneider(5)	Resigned effective June 30, 2017	87,500	—	—
James J. Ritchie(6)	Non-Executive Director (Chairman)	—	—	—
Stuart H. Bohart	Resigned effective June 30, 2017	122,500	—	122,500
Robert J. Chersi	Non-Executive Director (Chair, Audit Committee)	135,000	133,358	268,358
Kyle Prechtl Legg	Non-Executive Director	125,516	133,358	258,874
John D. Rogers	Non-Executive Director (Chair, Compensation Committee and Nominating and Governance Committee)	136,151	133,358	269,509

(1)
Messrs. Carmedy and Schneider were executive officers of our former Parent during 2017 and Ms. Johnson is an executive officer of our former Parent. Messrs. Yang and Rana are executive officers of HNA Capital US. Mr. Bain is our former President and Chief Executive Officer. These directors receive no additional compensation for services as directors during the period they were employed by our former Parent, however, our former Parent did recharge the Company for the services of those directors. In 2017, this recharge was approximately $415,000. Mr. Bohart was a NED appointed by our Parent and treated as compensated by our Parent. However, for administrative purposes he was paid by the Company rather than through a recharge. Mr. Bohart’s compensation of $122,500 is not included in the recharge.

(2)	Fees for NEDs are recommended by the Nominating and Corporate Governance Committee and approved by the Board pursuant to the Non-Employee Director Compensation Policy as discussed above.

(3)
In 2017, the timing of the share grant changed from calendar year to one timed with the AGM. As a result, a stub period grant was made on February 15, 2017 to cover the period from January 1 - April 30 and then on May 18, 2017, after the AGM, a one-year grant was made. The amount in the Stock Awards column is the grant date fair value of ordinary shares determined pursuant to ASC Topic 718. All of the ordinary shares reported in the Stock Awards column were granted under the Company’s Non-Employee Director Equity Incentive Plan.

(4)	The aggregate number of awards of ordinary shares outstanding at fiscal year-end for each of the Non-Employee Directors is detailed in the table below.

Name	Grant Date	Grant Date Fair Value	Number of Shares of Restricted Stock Held at Year End
Robert J. Chersi	2/15/2017	$15.13	2,204
	5/18/2017	$14.09	7,098
Kyle Prechtl Legg	3/6/2015	$17.65	2,361
	2/15/2017	$15.13	2,204
	5/18/2017	$14.09	7,098
John D. Rogers	3/6/2015	$17.65	2,361
	2/15/2017	$15.13	2,204
	5/18/2017	$14.09	7,098
Non-Employee Directors have a shareholding requirement of five times their Board Fee.

(5)	Mr. Schneider’s employment with Old Mutual plc terminated as of March 31, 2017. From March 31, 2017 through June 30, 2017 he was compensated by the Company as a NED.

(6)
As Mr. Ritchie is an NEO in 2017, his director fees and awards of ordinary shares are included in the 2017 Summary Compensation, Grants of Plan Based-Awards and Outstanding Equity at Fiscal Year End tables.

Equity Ownership Guidelines for our Directors

Our NEDs, who are not employed by a shareholder, are permitted to sell net gain shares (i.e., shares remaining after shares sold to pay taxes) only to the extent such NED retains equity equal to at least 500% of the cash board fee following the sale of such net gain shares. Unvested share awards are excluded for the purposes of this calculation.

Anti-Hedging and Anti-Pledging Policy for our Directors
Our policies prohibit hedging and pledging of BrightSphere hares by our CEO/Executive Director. NEDs are prohibiting from hedging or pledging BrightSphere shares without prior Board approval. Board approval for any such action is only expected in extraordinary circumstances.

PROPOSAL 5—ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
What am I voting on?
In accordance with applicable law and Section 14A of the Exchange Act, we are providing shareholders with the opportunity to vote on an advisory resolution, commonly known as “say-on-pay,” approving BrightSphere’s executive compensation as reported in this proxy statement.
Our compensation program is designed to enable us to attract, retain and incentivize the highest caliber talent across our business in order to maintain and strengthen our position in the asset management industry. Our compensation methods are intended to provide a total rewards program that is competitive with our peers and supports our values, rewards individual efforts, and correlates with our financial success as a company.
Our incentive opportunities are designed to align a substantial portion of pay to Company performance. We believe that our cash compensation and equity participation programs align the interests of our named executive officers with our shareholders and promote long-term value creation. In addition, the equity component motivates executives through a multi-year vesting structure. As a public company, we focus our compensation programs on rewarding performance that increases long-term shareholder value, including growing economic net income, developing new client relationships, seeding new products at our Affiliates, investing in new affiliates, improving operational efficiency and managing risks.
Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table for Fiscal Years 2015, 2016 and 2017 and other related tabular and narrative disclosures included in this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.
Shareholders are being asked to vote on the following advisory resolution:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of BrightSphere’s named executive officers as described in this proxy statement under “Compensation Discussion and Analysis,” including the tabular and narrative disclosure contained in this proxy statement.
The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, this resolution.
Is this vote binding on the Board?
Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of BrightSphere’s executive compensation program.

How does the Board recommend that I vote?

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF BRIGHTSPHERE’S NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 6—ADVISORY RESOLUTION ON DIRECTORS’ REMUNERATION REPORT
What am I voting on?
The Board considers that appropriate remuneration of directors plays a vital part in helping to achieve the Company’s overall objectives, and, accordingly, in compliance with the Act, we are providing shareholders with the opportunity to provide an advisory vote by way of an ordinary resolution approving the directors’ remuneration report beginning on page A-1 of Appendix A hereto.
This proposal is similar to Proposal 5 regarding the compensation of our named executive officers in 2017. However, the directors’ remuneration report is concerned solely with the remuneration of our executive and non-executive directors and is required under the Act.
We encourage shareholders to read the directors’ remuneration report beginning on page A-1 of Appendix A to this Proxy Statement. The Directors’ Remuneration Report describes in detail how our compensation policies and procedures operate and are designed to achieve our compensation objectives for our directors and to attract and retain high-quality non-executive directors. The Board, the Compensation Committee and the Nominating and Corporate Governance Committee believe that the policies and procedures articulated in the directors’ remuneration report are effective in achieving our compensation objectives for our directors, and serve to attract and retain high-quality directors, and the design of our compensation program and the compensation awarded to our executive and non-executive directors fulfills these objectives.
Is this vote binding on the Board?
Because this vote is advisory, it will not be binding upon the Board, the Compensation Committee or the Nominating and Corporate Governance Committee, and neither the Board nor the Compensation Committee nor the Nominating and Corporate Governance Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Compensation Committee and the Nominating and Corporate Governance Committee will review and consider the outcome of the vote in connection with the ongoing review of BrightSphere’s executive director and non-executive director compensation programs.
How does the Board recommend that I vote?

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADVISORY APPROVAL OF THE DIRECTORS’ REMUNERATION REPORT INCLUDED IN THE ANNUAL REPORT OF THE COMPANY, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY

PROPOSAL 7—AUTHORIZATION OF AMENDMENT TO FORM OF REPURCHASE CONTRACT
As a public limited company incorporated under the laws of England and Wales, we are subject to English law. Under the U.K. Companies Act 2006 (the “Act”), we may only repurchase our Ordinary Shares in accordance with specific procedures for "off-market purchases" of such shares. The New York Stock Exchange is not a recognized investment exchange for purposes of the Act, thus, solely for the purposes of the Act, any repurchase of our Ordinary Shares through the New York Stock Exchange constitutes an "off-market" transaction. English law prohibits us from purchasing our own shares unless the form of the contract proposed to be used to effect any such repurchases is approved by our shareholders. Similarly, any subsequent amendments to the form of any previously approved contracts must also be approved by the shareholders.
At our March 15, 2016 general meeting, our shareholders approved a form of repurchase contract (the “Repurchase Contract”) relating to a share repurchase program (the “Current Repurchase Program”), as required under English law. The Current Repurchase Program authorizes us to repurchase up to an aggregate of $150 million of Ordinary Shares (the “Original Repurchase Limit”), from time to time, in compliance with all applicable laws, rules and regulations. Purchases under the Current Repurchase Program are effected through purchases of Ordinary Shares from Citigroup Global Markets Inc., the counterparty to the Repurchase Contract (the “Dealer”). The Dealer may purchase Ordinary Shares sold by it to the Company pursuant to the Repurchase Contract either in the open market or through privately negotiated transactions.
Our Board now wishes to enter into an amendment to the Repurchase Contract, attached to this proxy statement as Appendix B (the “Amendment”), to permit the Company to purchase its Ordinary Shares, from time to time, from Citigroup Global Markets Inc., up to an aggregate limit of $600 million of Ordinary Shares. Accordingly, we are now seeking shareholder approval as required under English law to amend the Repurchase Contract to provide the Company with the flexibility to repurchase Ordinary Shares from Citigroup Global Markets Inc. up to an aggregate limit of $600 million of Ordinary Shares , if the Company deems it advisable in the future. The approval of the Amendment to the Repurchase Contract, combined with our shelf registration statement on Form S-3, as amended, is expected to provide us with the means to continue to effectively manage our capital structure to provide the maximum benefit to our shareholders.
Our Board proposes that the shareholders adopt the following resolution:
To approve the form of amendment, between the Company and the counterparty named therein, attached to this proxy statement as Appendix B, to the off-market share purchase contract previously approved by the shareholders on March 15, 2016 for use in effecting off-market purchases of Ordinary Shares; such Amendment to be produced at the Annual Meeting and initialed by the Chairman for purposes of identification.
If approved, the Company may make off-market purchases of its Ordinary Shares from Citigroup Global Markets Inc. pursuant to the Repurchase Contract, as amended by the Amendment, during the period of five years commencing on the date of the Annual Meeting.
In addition to being attached to this proxy statement, the form of Amendment will be produced at the Annual Meeting for review and authorization pursuant to the resolution. The form of Amendment will also be made available for inspection by our shareholders at our registered office for not less than 15 days ending with the date of our Annual Meeting.

There can be no assurance as to whether we will repurchase any of our own Ordinary Shares or as to the amount of any such repurchases or the prices at which such repurchases may be made.
What vote is required for the proposal to be approved?
The resolution will be proposed as an ordinary resolution, which under applicable law means that the resolution will be passed if approved by a simple majority of the total voting rights of the shareholders who vote on such resolution, whether in person or by proxy. In accordance with our articles of association, a resolution put to the vote of a general meeting shall be decided on a poll. A poll is a vote whereby each shareholder has one vote for each share held.
How does the Board recommend that I vote?

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" AUTHORIZATION OF THE FORM OF AMENDMENT.

INFORMATION CONCERNING EXECUTIVE OFFICERS
Executive Officers
The following table sets forth certain information regarding our named executive officers.

Name	Age	Position
Stephen H. Belgrad	55	President, Chief Executive Officer and Director
Christopher Hadley	48	Executive Vice President, Chief Talent Officer
Daniel K. Mahoney	39	Senior Vice President, Head of Finance
Aidan J. Riordan	46	Executive Vice President, Head of Affiliate Management
For the biographical information of Mr. Belgrad, see “Proposal 1—Election of Directors” above.
Christopher Hadley is one of our Executive Vice Presidents, our Chief Talent Officer and a member of our Executive Management Team. Mr. Hadley has held these positions since July 2012. Mr. Hadley is responsible for formulating the strategy and providing services for acquiring, developing and retaining our talent. Mr. Hadley also serves on the board of managers of Acadian, one of our affiliates. Since Mr. Hadley joined BrightSphere Inc. in 2006, he has held various positions in the Talent Department, including Senior Vice President and Head of Talent from May 2011 to June 2012, Vice President, Head of Compensation and Benefits from November 2008 to May 2011 and Vice President, Talent from August 2007 to October 2008. Prior to joining BrightSphere Inc., Mr. Hadley was head of compensation at Putnam Investments. Mr. Hadley received a B.S. from the University of Massachusetts, Amherst.
Daniel K. Mahoney is one of our Senior Vice Presidents, our Principal Financial Officer, Principal Accounting Officer and our Head of Finance. Before being appointed as the Company’s Head of Finance on March 2, 2018, Principal Accounting Officer and Principal Financial Officer, Mr. Mahoney was the Company’s Controller and Chief Accounting Officer, positions he held since 2014. Prior to joining the Company, Mr. Mahoney was Chief Accounting Officer of State Street Global Advisors where he was responsible for all accounting and control processes. Mr. Mahoney was previously a Senior Manager at PricewaterhouseCoopers LLP in their audit practice where he focused on asset management companies and SEC registrants. Mr. Mahoney received a B.A. in Economics from Tufts University and is a certified public accountant.
Aidan J. Riordan is one of our Executive Vice Presidents, our Head of Affiliate Management and a member of our Executive Management Team. Mr. Riordan joined BrightSphere Inc. in June 2011 as Senior Vice President and Director of Affiliate Management and was appointed to his current position in July 2012. Mr. Riordan is responsible for oversight and development of our current portfolio of affiliates and our Global Distribution team and is jointly responsible for corporate development. Mr. Riordan is a member of the boards of each of our affiliates and is a member of the remuneration committees of certain of our affiliates. From 2005 through May 2011, Mr. Riordan was a partner at Calvert Street Capital Partners, a middle market private equity firm based in Baltimore, Maryland, which he joined in 2003, and previously held positions at Castle Harlan, Inc., a private equity firm based in New York that focuses on buyouts and growth capital investments in middle-market companies across a range of industries. Mr. Riordan began his career at Berkshire Capital Corporation, a New-York based investment bank specializing in providing mergers and acquisitions services to the investment management industry. Mr. Riordan received a B.A. in economics from the University of Pennsylvania and an M.B.A. in finance from Columbia Business School.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of the Ordinary Shares as of April 13, 2018 by:

•	each of our directors;

•	each of our named executive officers;

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of the Ordinary Shares; and

•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include Ordinary Shares issuable upon the exercise of options to purchase Ordinary Shares that are immediately exercisable or exercisable within 60 days after April 13, 2018. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the Ordinary Shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.
Percentage ownership calculations for beneficial ownership are based on 109,660,643 Ordinary Shares outstanding as of April 13, 2018. Except as otherwise indicated in the table below, addresses of named beneficial owners are care of BrightSphere Inc., 200 Clarendon Street, 53rd Floor, Boston, Massachusetts 02116.
In computing the number of Ordinary Shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding Ordinary Shares that a person has the right to acquire within 60 days of April 13, 2018. We did not deem these Ordinary Shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
HNA Eagle Holdco LLC(1)	27,375,229	24.96%
FMR LLC(2)	10,961,063	9.99%
Stephen H. Belgrad	288,939	*
Christopher Hadley	62,749	*
Daniel K. Mahoney	9,286	*
Aidan J. Riordan	196,002	*
Robert J. Chersi	15,175	*
Kyle Prechtl Legg	25,052	*
Suren S. Rana	—	*
James J. Ritchie	67,507	*
Barbara Trebbi	—	*
Guang Yang	—	*
All directors and current executive officers as a group (10 persons)	664,710	0.61%

(1)
Amounts shown reflect the aggregate number of Ordinary Shares held by HNA Capital (U.S.) Holding LLC based solely on information set forth on Form 4 filed with the SEC on November 14, 2017 (the “HNA Form 4”). The HNA Form 4 reported 27,375,229 shares of ordinary stock directly owned by HNA Eagle Holdco LLC and indirectly owned by HNA Group Co., Ltd., HNA Capital Group Co., Ltd., HNA Capital (Hong Kong) Holding Co., Ltd., Aleron Investments, Ltd. and HNA Capital (U.S.) Holding LLC. Based solely on information set forth on the HNA Form 4: HNA Eagle Holdco LLC is a wholly-owned subsidiary of HNA Capital (U.S.) Holding LLC; HNA Capital (U.S.) Holding LLC is a wholly-owned subsidiary of Aleron Investments, Ltd.; Aleron Investments, Ltd. is a wholly-owned subsidiary of HNA Capital (Hong Kong) Holding Co., Ltd.; HNA Capital (Hong Kong) Holding Co., Ltd. is a wholly-owned subsidiary of HNA Capital Group Co., Ltd.; and HNA Capital Group Co., Ltd. is a wholly-owned subsidiary of HNA Group Co., Ltd. The address of HNA Capital (U.S.) Holding LLC is 245 Park Avenue, 40th Floor, New York, NY 10167.

(2)
Based solely on information set forth in Amendment No. 4 to Schedule 13G filed with the SEC on February 13, 2018 by FMR LLC on behalf of itself and Abigail P. Johnson. FMR LLC reported sole voting power over 1,473,661 Ordinary Shares, shared voting power over none of the Ordinary Shares and sole dispositive power over 10,961,063 Ordinary Shares. Abigail P. Johnson reported sole voting power over none of the Ordinary Shares, shared voting power over none of the Ordinary Shares and sole dispositive power over 10,961,063 of the Ordinary Shares. The Amendment No. 4 to Schedule 13G further states that members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act, and the rules of the SEC require our directors, executive officers and persons who own more than 10% of the Ordinary Shares to file reports of their ownership and changes in ownership of the Ordinary Shares with the SEC. The Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf. Based solely on our review of the reports filed during 2017 and questionnaires from our directors and executive officers, we determined that no director, executive officer or beneficial owner of more than 10% of the Ordinary Shares failed to file a report on a timely basis during 2017, except for four reports on Form 4 reporting grants of Ordinary Shares that occurred on May 18, 2017, to each of Ms. Legg and Messrs. Chersi, Ritchie and Rogers. These reports on Form 4 were inadvertently filed late due to an administrative error by the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Transactions with Related Persons
Our Board has adopted written policies and procedures for transactions with related persons. As a general matter, the policy requires our Audit Committee to review and approve or disapprove the entry by us into certain transactions with related persons. The policy applies to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. A related person is (i) any of our directors, nominees for director or executive officers, (ii) any immediate family member of any of our directors, nominees for director or executive officers and (iii) any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.
The policy provides that if advance approval of a transaction subject to the policy is not obtained, it must be promptly submitted to the Audit Committee for possible ratification, approval, amendment, termination or rescission. In reviewing any transaction, the Audit Committee will take into account, among other factors the Audit Committee deems appropriate, recommendations from senior management, whether the transaction is on terms no less favorable than the terms generally available to a third party in similar circumstances and the extent of the related person’s interest in the transaction. Any related person transaction must be conducted at arm’s length. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers a transaction.
Relationship with OM plc, OMGUK and HNA
Prior to our initial public offering, we were a wholly-owned subsidiary of OM plc and were included in OM plc’s consolidated operations. Until May 12, 2017, OM plc indirectly owned a majority of our Ordinary Shares, and as a result, OM plc had significant influence over our business and affairs including the composition of our Board and with respect to any action requiring the approval of our shareholders. As of May 12, 2017, as a result of the closing of the first tranche of the HNA Minority Sale, OM plc no longer owns a majority of the Company's outstanding ordinary shares and no one beneficial holder owns a majority of the outstanding ordinary shares. The second tranche of the HNA Minority Sale closed on November 10, 2017.
As of the date of this proxy statement, based on beneficial ownership reports file with the SEC, (i) OM plc owns an aggregate of 1,000 Ordinary Shares and (ii) HNA owns an aggregate of 27,375,229 Ordinary Shares. Accordingly, we are no longer a controlled company.
We have entered into certain agreements with OM plc and OMGUK, certain of which have partially or fully terminated due to their terms or reduced ownership percentage of our Ordinary Shares and certain of which have been assigned, in whole or in part, to HNA in connection with the HNA Minority Sale. The following descriptions of such agreements and transactions are summaries only and are qualified in their entirety by reference to the complete documents, each of which has been publicly filed with the SEC.

Shareholder Agreement
In connection with our initial public offering, we entered into a shareholder agreement with OM plc and OMGUK, which we refer to as the Shareholder Agreement. The Shareholder Agreement included provisions as to certain aspects of our continuing relationship with OM plc, including the composition of the Board and other corporate governance matters, certain consent rights that OM plc had until the date that it ceased to beneficially own at least 20% of our outstanding Ordinary Shares with respect to certain actions taken by us and our subsidiaries and certain information rights granted to OM plc. On November 10, 2017, the second tranche of the HNA Minority Sale was consummated. In connection with the closing of the second tranche of the HNA Minority Sale, OM plc assigned to HNA certain of its assignable rights under the Shareholder Agreement, including the right to designate two directors to our Board. Pursuant to the Shareholder Agreement, HNA will continue to have the right to appoint up to two directors until it ceases to own at least 20% of the Company's outstanding ordinary shares and the right to appoint one director if it owns between 20% and 7% of the Company's outstanding ordinary shares. In addition to assigning its right to designate two directors to our Board, OM plc assigned to HNA, effective as of the closing of the second tranche of the HNA Minority Sale, certain rights that are assignable pursuant to Section 9.15 of the Shareholder Agreement, which include, without limitation, certain rights to information and anti-dilution protections. These rights do not include the approval rights with respect to certain financial and strategic decisions of the Company previously held by OM plc, which have terminated at the closing of the second tranche of the HNA Minority Sale.
Prior to the assignment of certain rights under the Shareholder Agreement from OM plc to HNA, Dr. Guang Yang, CEO of HNA Capital International, was appointed by OM plc under the Shareholder Agreement as a OM plc Director (as defined under “Corporate Governance”) as of May 24, 2017. After the assignment of the aforementioned rights under the Shareholder Agreement, Mr. Rana, Chief Investment Officer at HNA Capital International, was appointed by HNA under the Shareholder Agreement, pursuant to the assigned appointment rights, as of November 15, 2017.
Registration Rights Agreement
Effective as of the closing of the second tranche of the HNA Minority Sale, OM plc and OMGUK assigned to HNA OM plc’s and OMGUK's rights under the Registration Rights Agreement, dated October 8, 2014, by and among the Company, OM plc and OMGUK (the “Registration Rights Agreement”) in respect of the shares transferred.

In connection with our initial public offering, we entered into the Registration Rights Agreement, pursuant to which OM plc could require us to file one or more registration statements and prospectus supplements with the SEC covering the public resale of registrable securities beneficially owned by OM plc and its subsidiaries with expected aggregate gross proceeds of at least $50 million. We filed a shelf registration statement on Form S-3, which was declared effective by the SEC on December 3, 2015 (the “Shelf Registration Statement”). We filed prospectus supplements in connection with public offerings of our Ordinary Shares by OMGUK, which closed on December 19, 2016, May 19, 2017 and November 17, 2017. We may be required to file one or more additional prospectus supplements in connection with the Shelf Registration Statement in the future. We may also be required by HNA to file one or more amendments to the Shelf Registration Statement or to file a new shelf registration statement in the future. We are not obligated to effect more than one demand registration, in addition to any registration on a shelf registration statement, in any six-month period. We are obligated to file a shelf registration statement upon any request made by HNA. In addition, HNA has certain “piggy-back” registration rights, pursuant to which it is entitled to register the resale of its registrable securities alongside any offering of securities that we may undertake, and the amount of securities we may offer may be subject to “cutback” in certain cases. We are responsible for the expenses associated with any sale of the Company’s shares by HNA pursuant to a registration statement, except for its legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale.
Historical Related Party Transactions
Intellectual Property License Agreement
In connection with our initial public offering, we entered into an intellectual property license agreement with OM plc, and, solely for the intellectual property owned by it applicable to the agreement, Old Mutual Life Assurance Company (South Africa) Ltd., or OMLACSA, which we refer to as the Intellectual Property Agreement. Pursuant to the Intellectual Property Agreement, OM plc and OMLACSA have granted us a limited, non-exclusive, fully paid-up, royalty-free, non-transferable, non-sublicensable license to use certain trademarks, servicemarks, names and logos, including the names “Old Mutual”, “OM” and the “OM 3 anchor design logo” or collectively, the Transitional Servicemarks, with respect to our business, worldwide, subject to certain exceptions set forth in the Intellectual Property Agreement. OM plc and OMLACSA have also granted us a perpetual, limited, non-exclusive, fully paid-up, royalty-free, non-transferable, non-sublicensable license to use the term “OMAM”, or the Perpetual Servicemark, and collectively with the Transitional Servicemarks, the Servicemarks, in all or part of our corporate or trade names, businesses and activities, including in any advertising or promotional materials, and as a ticker symbol, and the perpetual right to use “OM Asset Management” in all or part of our corporate or trade names. Likewise, we have been licensed the perpetual right to use omam.com. The license term for the Transitional Servicemarks commenced upon the date of the closing of our initial public offering and ended six months after the date on which OM plc ceased to directly or indirectly own a majority of our outstanding Ordinary Shares. The right to use the Perpetual Servicemark in all or part of our corporate or trade names, businesses and activities, including in any advertising or promotional materials, and as a ticker symbol, and the right to use “OM Asset Management” in all or part of our corporate or trade names, and the right to use omam.com as our website and email address, will continue in perpetuity.
As of the date hereof, we have ceased using the Servicemarks (including the Perpetual Servicemark), as well as any domain name covered by the Intellectual Property Agreement, but we are permitted to make historical reference to our affiliation with OM plc or OMLACSA solely to the extent required under applicable law to describe the historical performance of our business or to indicate that we were formerly operating under the name “Old Mutual”.

Under the Intellectual Property Agreement, we indemnify OM plc, OMLACSA, their respective affiliates, and their respective directors, officers, and employees from and against any third-party claims resulting from (i) our breach of the Intellectual Property Agreement and (ii) the use by us or our subsidiaries of the Servicemarks. OM plc and OMLACSA, jointly and severally, indemnify us, our subsidiaries, and our respective affiliates, directors, officers, and employees from and against any third-party claims resulting from (i) OM plc’s or OMLACSA’s breach of the Intellectual Property Agreement and (ii) the use by OM plc or OMLACSA or their respective subsidiaries of the Servicemarks, provided that we are using the Servicemarks in accordance with the Intellectual Property Agreement.
Co-Investment Deed
In connection with our initial public offering, we entered into a Co-Investment Deed whereby we are obligated to pay OMGUK an amount equal to the proceeds realized by us in respect of specified pre-initial public offering co-investments owned by BrightSphere Inc. (the “Pre-IPO Co-Investments”). These Pre-IPO Co-Investments include limited partnership interests and limited liability company interests in specified entities managed by the Company’s Affiliates. As of December 31, 2017, the Pre-IPO Co-Investments had an aggregate fair value and carrying value of $12 million.
During the term of the Co-Investment Deed, we make quarterly cash payments to OMGUK in an amount equal to 100% of the estimated after-tax cash distributions received by us or our wholly owned subsidiaries during the three-month period ending on the last day of the month preceding the payment date. These distributions include all amounts received by us or our wholly owned subsidiaries from or in respect of the Pre-IPO Co-Investments, including any distributions, disposal proceeds and carried interest less any taxes chargeable on those distributions assuming statutory tax rates. If any tax losses are realized in respect of a Pre-IPO Co-Investment during a tax year and have not been taken into account for that year, or if the actual after-tax cash receipts differ from the estimated after-tax cash receipts, there will be a true-up, and any additional payment made to OMGUK will be made no later than November 30th of the year following that tax year.
Seed Capital Management Agreement
In connection with our initial public offering, we entered into a seed capital management agreement, dated October 8, 2014, with OM plc and certain of its affiliates, Millpencil Limited, or MPL, Millpencil (U.S.) LP, or the Limited Partnership, and a newly formed MPL entity, or MPLUK2, as amended by the first amendment thereto on December 31, 2014 (the “Seed Capital Management Agreement”). This agreement governed the deployment of certain seed capital investments of MPL and all of the seed capital investments of the Limited Partnership in various mandates that our Affiliates managed. On June 13, 2016, we and OM plc entered into a Heads of Agreement which provided for (i) the acceleration of the transfer of approximately $35 million of seed investments to our balance sheet (the “Initial Seed Purchase”), which occurred in the third quarter of 2016; (ii) a reduction of the seed capital investments managed by us but owned by OM plc to a portfolio of approximately $100 million; and (iii) the acceleration of the transfer of all remaining seed capital investments covered by the Seed Capital Management Agreement to our balance sheet on or around June 30, 2017 (the “Final Seed Purchase”). We have completed both the Initial Seed Purchase and the Final Seed Purchase and the Seed Capital Management Agreement is no longer applicable.

Deferred Tax Asset Deed
In connection with our initial public offering, we entered into a Deferred Tax Asset Deed with OMGUK, dated September 29, 2014, as amended (the “DTA”) that provides for the payment by BrightSphere to OMGUK of amounts equal to certain deferred tax assets existing as of the date of the closing of our initial public offering (the “Pre-IPO Tax Assets”), subject to repayment by OMGUK if, and to the extent that, the Company realizes a value from the Pre-IPO Assets that is not consistent with the payments made to OM plc pursuant to the DTA. For the purposes of this DTA, the tax savings we realize are computed by comparing our actual tax liabilities with the liability for tax we would have had if the Pre-IPO Tax Assets had not existed.
On June 13, 2016, we entered into a Heads of Agreement with OMGUK to provide that our obligations to make future payments to OMGUK under the DTA, which were originally scheduled to continue until January 31, 2020, were terminated in exchange for a payment by us of the net present value of the future payments due to OMGUK under the DTA, originally valued at $142.6 million as of December 31, 2016. Such payments were to be paid by us to OMGUK in three installments on each of June 30, 2017, December 31, 2017 and June 30, 2018. The reduction of the corporate tax rate and other provisions of the Tax Cuts and Jobs Act (the "Tax Act") resulted in a decrease to the DTA amounts owed by the Company to OM plc. As a result, a reduction of approximately $52 million was recorded to the DTA liability at December 31, 2017. The initial payment of $45.5 million was paid on June 30, 2017; however as a result of the Tax Act, no additional payments have been made pending the continued evaluation of the impact of the Tax Act on the value of the Deferred Tax Asset Deed. The continuation of certain protections provided by OM plc related to the Company’s use of its deferred tax assets remains unaffected.
OM plc Director Compensation
Messrs. Carmedy and Schneider were executive officers of OM plc during 2017 and Ms. Johnson is an executive officer of OM plc. Ms. Johnson and Messrs. Carmedy and Schneider received no additional compensation for services as directors during the period they were employed by OM plc, however, OM plc did recharge us for the services of those directors. In 2017, this recharge was approximately $415,000. Mr. Bohart was a non-executive director appointed by OM plc and was treated as compensated by OM plc. During his term as Director, for administration ease, he was paid directly by the Company rather than through a recharge. Mr. Bohart’s compensation of $122,500 is not included in the recharge.
Management Fees
We provide sub-advisory and advisory services to related party subsidiaries of OM plc. We earned management fees for providing these services amounting to $8.7 million for the year ended December 31, 2017.
Administrative Overhead Allocation
OM plc had historically provided us with various oversight services, including governance, employee benefits, investor relations, regulatory licensing, procurement of insurance, human resources, financial reporting, internal audit, treasury, systems, risk and tax services. Many of these services have been transitioned to us and therefore any cost charged by OM plc has been eliminated. The actual amount OM plc billed us for services performed was $0.4 million for the year ended December 31, 2017, which was settled in cash.

Rent and Facilities Costs
Our global distribution subsidiary conducts a portion of its distribution activities in the United Kingdom, and this subsidiary has entered into arrangements with a related party subsidiary of OM plc to utilize their premises. The amounts charged to the Company for rent and operating costs per these arrangements amounted to approximately $0.2 million for the year ended December 31, 2017.
Guarantees
In connection with a sale by us in May 2012 of one of our former affiliates to a third party, OM plc entered into a letter agreement with the purchaser under the agreement pursuant to which OM plc agreed to be bound, and agreed to cause its affiliates to be bound, by the terms of certain covenants and agreements contained in the agreement. The covenants relate to non-solicitation and non-hiring of the former affiliate’s personnel and non-competition with the business of the former affiliate for a period of three-years following the closing date of the transaction. In addition, OMGUK unconditionally guaranteed the performance of all obligations of the sellers under the agreement, including obligations of payment pursuant to an indemnification or as otherwise required by the terms of the agreement.
Ordinary Share Repurchase Transaction
On May 19, 2017, we closed a private repurchase transaction, in which we repurchased 5 million of our Ordinary Shares directly from OMGUK, at a price of $14.55 per share. The repurchase was effected pursuant to a private repurchase agreement with OM plc and OMGUK, pursuant to a share repurchase program approved by our shareholders at our 2016 annual general meeting. The private repurchase transaction occurred concurrent with a public offering of an aggregate of 19.895 million ordinary shares to the public at a price of $14.55 per share, which included an overallotment option of 2.595 million ordinary shares that closed on June 19, 2017.
Employee Registration Rights Agreement
In connection with our initial public offering, we entered into a registration rights agreement with certain employees of BrightSphere Inc. who hold restricted Ordinary Shares. Pursuant to the employee registration rights agreement, we were obligated to file a shelf registration statement promptly after the first anniversary of the consummation of our initial public offering to cover the restricted Ordinary Shares issued to the employees in an exchange program. The filing of the Shelf Registration Statement satisfied this obligation. On April 1, 2016, we filed a prospectus supplement relating to such restricted Ordinary Shares. We may be required to file one or more additional prospectus supplements in connection with the Shelf Registration Statement in the future. We may also be required to file one or more amendments to the Shelf Registration Statement or to file a new shelf registration statement in the future. We were responsible for the expenses associated with registering the Ordinary Shares and are responsible for maintaining the effectiveness of the shelf registration statement but are not obligated to assist with any sale of the Ordinary Shares by the employees.

CODE OF CONDUCT AND ETHICS
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. The text of the code of business conduct and ethics is posted on our website at www.bsig.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the NYSE Rules.

OTHER MATTERS
The Board knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY INTERNET, BY TELEPHONE OR BY RETURNING A COMPLETED, SIGNED, AND DATED PROXY CARD OR VOTING INSTRUCTION FORM.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2019 Annual General Meeting of Shareholders, we must receive shareholder proposals no later than December 31, 2018. In accordance with the Articles, and without prejudice to the rights of a shareholder of record under applicable law, to be considered for presentation at the 2019 Annual General Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 19, 2019 nor later than March 21, 2019 together with all supporting documentation required by the Articles. Proposals that are not received in a timely manner will not be voted on at the 2019 Annual General Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of Secretary, BrightSphere Investment Group plc, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RICHARD J. HART
Richard J. Hart Secretary
Millennium Bridge House,
2 Lambeth Hill
London EC4V 4GG, United Kingdom
April 30, 2018

Appendix A

BrightSphere Investment Group plc
DIRECTORS’ REMUNERATION REPORT FOR THE PERIOD ENDED DECEMBER 31, 2017
ANNUAL STATEMENT FROM THE CHAIR OF THE COMPENSATION COMMITTEE
On behalf of the Compensation Committee (“the Committee”) I am pleased to present the U.K. Directors’ Remuneration Report. As a U.K. company which is listed on the New York Stock Exchange, the Company has reporting requirements in both the U.K. and U.S. Because each jurisdiction has different regulations with specific guidelines on reporting compensation, the components of the reported figures differ between the Compensation Discussion and Analysis (“CD&A”) section of the Company’s 2018 Proxy Statement and this Remuneration Report. This report, as required in the U.K. by The Enterprise and Regulatory Reform Act 2013 and The Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013, is split into two parts:

•	The Annual Statement from the Chair of the Compensation Committee.

•	The Annual Report on Remuneration sets out the payments made and awards granted to the directors in 2017 and is subject to an advisory shareholder vote.
The Directors’ Remuneration Policy was approved in 2017 by binding shareholder vote and is in effect for the earlier of three years or until such time that changes to the policy are contemplated.
There were changes in membership of the BrightSphere Investment Group plc Board of Directors in 2017. On March 25, 2017, Old Mutual plc announced that it had agreed to sell a 24.95% shareholding in the Company to HNA Capital US in a two-step transaction (“Minority Sale”). As part of that transaction, appointees of our former parent, Old Mutual plc, transitioned from the Company’s board. One representative of HNA Capital US joined the Company’s board at the completion of the first step of the transaction with a second representative of HNA Capital joining following the completion of the second step of the transaction. In addition, the employment of our Executive Director and Chief Executive Officer (“CEO”) terminated as of 30 June 2017 and he subsequently resigned from the Board. The following is a complete list of the director changes that were made in 2017:

•	Peter L. Bain resigned as Executive Director effective 30 June 2017

•	Stuart H. Bohart resigned as a Non-Executive Director (“NED”) effective 30 June 2017 in connection with the first-step of the Minority Sale

•	Russell Carmedy resigned as a NED effective 24 May 2017 in connection with the first-step of the Minority Sale

•	Ingrid Johnson resigned as a NED effective 10 Nov 2017 in connection with the second-step of the Minority Sale

•	Donald J. Schneider resigned as a NED effective 30 June 2017 in connection with the first-step of the Minority Sale

•	Guang Yang joined the board as an appointee of our shareholder, HNA Capital US, effective 24 May 2017 in connection with the first step of the Minority Sale

•	Suren Rana joined the board as an appointee of our shareholder, HNA Capital US, effective 15 Nov 2017 in connection with the second step of the Minority Sale

Summary of Changes for 2017
Changes to Director Remuneration were made in 2017, in consultation with Frederic W. Cook & Co. (“FW Cook”), an independent compensation consultant and subsequent to the binding shareholder vote on the Directors’ Remuneration Policy. The changes made in 2017 were to keep the Non-Executive Directors’ (“NEDs”) fees at the median of the competitive market and to acknowledge the extraordinary amount of work in 2016 in supporting the Company in connection with our former parent’s publicly announced managed separation strategy. The changes that were implemented include:

•	An increase of the base fee for all NEDs, excluding the chairman, of $10,000 per annum to $90,000.

•	An increase in the fees for the chairs of the Audit Committee and Compensation Committees by $5,000 per annum, to $25,000 and $15,000, respectively.

•
The timing of equity awards for the NEDs changed from a calendar year grant to an annual grant covering the time period from Annual General Meeting (“AGM”) to AGM. This change is reflected in the report for 2017 compensation. To facilitate this change in timing a partial year grant was made in early 2017 to cover the period from January 2017 to the 2017 AGM.

•
The ability to pay a one-time award, either in cash or equity, for an extraordinary amount of work. In 2016, there were numerous additional meetings due to the previously announced managed separation work supporting our former parent, Old Mutual plc. As a result, a $20,000 one-time cash award was paid in 2017 to the NEDs (who are not/were not employed or compensated by the Company or a shareholder) and a $40,000 one-time cash award was paid to the chairman. Awards were paid with the July 2017 NED fee payment.

The Compensation Committee instituted a clawback policy for our CEO/Executive Director and other executives for incentives awarded beginning in 2017. The clawback policy has four prongs that can cause the Compensation Committee to consider a clawback of compensation paid, granted or vested in the prior three years which include:

•	Financial statement restatement due to material noncompliance with financial reporting requirements of the SEC;

•	Improper conduct resulting in significant adverse reputational or economic impact;

•	Conduct constituting cause under the Company’s equity plan; or

•	Violation of risk policies that result in a material impact.

2017 Executive Director Incentive
In 2017 the Company and Peter L. Bain, our Executive Director, agreed on a mutual separation effective 30 June 2017. In connection with the cessation of his employment, Mr. Bain and the Company entered into a separation agreement. Under the terms of the separation agreement and in consideration of a general waiver and release of claims and an extension of certain restrictive covenants, Mr. Bain received severance consistent with the terms of his employment agreement, including (i) salary continuation payments for six months; (ii) a lump sum taxable payment for the Company’s share of medical and dental benefits for a six-month period; (iii) a cash bonus for Mr. Bain’s employment through his notice period in the amount of $7 million payable when bonuses were paid to other executives of the Company for fiscal year 2017; and (iv) continued vesting of his unvested restricted shares and unvested restricted stock units pursuant to their existing vesting schedule. He received six months’ base salary for his work from January through June.
The Board of Directors appointed our Chairman, James J. Ritchie, as the Interim CEO while a search for a successor was underway. Mr. Ritchie retained his role as Chairman while also taking on the role of Interim CEO. Mr. Ritchie was paid a fixed salary of $330,000 per month during his tenure as Interim CEO and received 7,000 shares for each month that he fulfilled this role. The shares were delivered to him fully vested upon the completion of the Interim CEO role in 2018. Mr. Ritchie’s did not receive additional pay as Chairman, however, to align with the approved UK Remuneration Policy, his Chairman’s pay was deducted from the Interim CEO salary and paid through the normal director payroll. The balance was then paid as Interim CEO pay. The approved director fees are reflected in the Single Total Figures of Remuneration for NEDs table with the balance paid as Interim CEO in the Single Total Figures of Remuneration for the Executive Director table. The Scheme Interests Awarded During 2017 table reflects equity granted for Mr. Ritchie’s role as a NED and as Interim CEO.
Looking forward to 2018
In early 2018, the Board of Directors hired Stephen H. Belgrad as the new President and Chief Executive Officer effective 2 March 2018 and he has assumed the role of Executive Director. Mr. Belgrad previously held the position of Chief Financial Officer for the Company. Mr. Belgrad’s compensation will be reflected in the Directors’ Remuneration Report for 2018. The Compensation Committee did opt to shift the split between cash and equity in Mr. Belgrad’s incentive to be more heavily weighted in equity.
Remuneration Principles
While our executive director pay in 2017 was atypical with a departure mid-year and an Interim CEO for the balance of the year, our compensation program is designed to contribute to our ability to:

•	support our business drivers, vision, and business strategy;

•	support and enhance our broader talent management practices and the achievement of our desired culture and behavior;

•	use performance-related incentives linked to success in delivering our business results and creating alignment with shareholder interests;

•	pay employees at levels that are both competitive and sustainable; and

•	reward our executives appropriately without promoting excessive risk taking.
For our executives, including our Executive Director/CEO, we aim to achieve these goals through a compensation structure that includes a moderate level of fixed compensation, as well as a larger portion of discretionary incentive compensation consisting of a combination of cash and equity. The only fixed component of compensation is base salary, which has historically been less than 10% of total compensation for our Executive Director excluding the period during which Mr. Ritchie served as Interim CEO. The equity component has consisted of both performance-based and time-based equity awards of Company stock. Both the time-based and performance-based equity strengthen the alignment between our executives and our shareholders. Our new Executive Director/CEO’s compensation will follow these principles.

While the advisory vote on the remuneration report only applies to directors, we do apply the same principles to our executive team. The following report is provided to give shareholders information about the Compensation Committee’s intention to align compensation to the remuneration principles outlined above. I look forward to your support of this statement and the Annual Report on Remuneration.
Robert J. Chersi
Acting Chair of the Compensation Committee

ANNUAL REPORT ON REMUNERATION
Annual Incentive
The determination of incentive pool funding and individual incentive awards is ultimately discretionary, which allows the Compensation Committee to take into account market factors that impact BrightSphere performance but are outside of management’s control, use judgment to assess both absolute and relative performance and to consider non-financial strategic accomplishments. In most years, the Compensation Committee determines incentive compensation funding for a pool that includes our Executive Director/CEO as well as other executive officers. For 2017, given that our Executive Director/CEO departed mid-year, this determination was made for the executives, not including the Executive Director/CEO. Executive pay decisions are based on the Compensation Committee’s assessment of financial and strategic performance, the executives’ prior-year total compensation relative to changes in overall performance, comparator peer data and competitive market trends. Our Compensation Consultant, FW Cook, assisted the Compensation Committee with the development of a framework that was used to assess our financial and strategic performance. This framework considers BrightSphere’s overall financial performance against business plan and compared to prior-year results, with a focus on economic net income (“ENI”) growth, ENI revenue growth, the revenue impact of net flows and earnings per share growth. Strategic performance is assessed relative to managing and partnering with the Affiliates, acquiring new Affiliates, global distribution, managing a public company and managing risks.
Financial performance highlights for 2017 as provided in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on 28 February 2018 include:

•	Pre-tax ENI of $251.3 million, up 31.8% from pre-tax ENI of $190.7 million in 2016

•	ENI revenue of $900.7 million, up 32.7% from 2016 ENI revenue of $678.5 million

•	Annualized revenue impact of net flows of $32.9 million, up 199.1% from 2016 annualized revenue impact of net flows of $11.0 million

•	ENI diluted earnings per share of $1.62, up 33.9% from 2016 ENI diluted earnings per share of $1.21
Strategic highlights included:

•	Successful managed separation from our former parent, OM plc

•	Completed seed buyback and restructuring

•	Successful integration of Landmark Partners, a new strategic and diversifying affiliate

•	Aligned affiliate compensation to incentivize growth

•	Successful CEO transition process

•	Achieved continued progress on growth initiatives with the Affiliates
After review and discussion of the above factors, with a particular focus on the financial results, the Compensation Committee concluded that the incentive pool for the executive officers would be increased from the prior year incentive pool. Our Executive Director/CEO’s incentive was determined at the time of his departure by the Compensation Committee, pursuant to his employment agreement. The Committee approved an award that was 8.5% above the 2016 incentive award in light of the Company’s improved performance to date, in consideration of a general wavier and release of claims and an extension of certain restrictive covenants.

BrightSphere does not disclose prospective and retrospective performance targets as it is considered to be commercially sensitive. In addition, as is customary in U.S. asset management practice, our Executive Director/CEO did not have an incentive target and there are no maximum incentive awards.
Dates of Directors’ Service Contracts and Letters of Appointment

Executive director	Contract commencement date	Termination Date
Peter L. Bain[1]	22 February 2011	30 June 2017
James J. Ritchie[2]	1 July 2017	2 March 2018

(1)	Peter Bain ceased to be an executive director of the Company on 30 June 2017. Figures for 2017 represent remuneration paid for the period up to that date (including the full STI payable for 2017).

(2)
James Ritchie was named Interim Chief Executive Officer while a successor was found. He retained his role as Chairman and as a result, is shown as both an executive director and non-executive director.

Non-executive director	Date of original appointment	Date of last appointment	Date appointment terminates/terminated
Stuart H. Bohart	17 May 2016	26 April 2017	30 June 2017
Russell Carmedy	4 August 2016	26 April 2017	24 May 2017
Robert J. Chersi	1 March 2016	26 April 2017	19 June 2018
Ingrid G. Johnson	4 August 2016	26 April 2017	10 November 2017
Kyle Prechtl Legg	8 October 2014	26 April 2017	19 June 2018
Suren Rana	15 November 2017	15 November 2017	19 June 2018
James J. Ritchie	8 October 2014	26 April 2017	19 June 2018
John D. Rogers	8 October 2014	26 April 2017	31 January 2018
Donald J. Schneider	29 May 2014	26 April 2017	30 June 2017
Guang Yang	24 May 2017	24 May 2017	19 June 2018
Market Benchmarks
We benchmark compensation against total compensation paid by peer group companies. We believe that ensuring that our compensation levels are competitive with the market for high caliber talent in our industry is an important attraction and retention tool. The compensation levels of our comparator group companies are an input in assessing both our total compensation and the form and mix of cash and equity incentives awarded to our employees and our executive officers, including the executive director. In selecting our comparator group we consider the following factors: business structure (multi-boutique model), assets under management, revenues and public company status. The comparator group is evaluated on an annual basis and may change over time based upon the availability of peer data and the future characteristics of our business compared to peer companies, which includes both publicly-traded and privately-held asset management companies. The comparator group data that is provided to the Committee is prepared using survey and proxy data from McLagan.

The comparator group included the following 16 companies:

American Century Investments	Loomis, Sayles & Company
Artisan Partners Limited Partnership	MFS Investment Management
Barings LLC	Neuberger Berman Group
Eaton Vance Investment Managers	New York Life Investment Management
Janus Henderson Investors	Nuveen Investments
Jennison Associates	OppenheimerFunds
Lazard Asset Management	Principal Financial Group
Legg Mason & Co.	Putnam Investments
Single Total Figures of Remuneration for the Executive Director (Audited)

Interim Executive director	Year	Base pay $000	Taxable benefits $000	STI $000	LTI $000	Pension- related benefits $000	Items in the nature of remuneration $000	Total $000
James J. Ritchie	2017	$1,893	$6	$661	$—	$—	$8	$2,568

Former Executive director	Year	Base pay $000	Taxable benefits $000	STI $000	LTI $000	Pension- related benefits $000	Items in the nature of remuneration $000	Total $000
Peter L. Bain	2017	$325	$11	$7,000	$—	$—	$13	$7,349
	2016	$650	$22	$5,420	$—	$50	$25	$6,167

Element	Explanation
Taxable benefits
We included the following benefits that are taxable in the U.S.: basic life insurance, short term disability, group long term disability, supplemental disability (gap coverage), business travel accident and parking.

STI
The annual incentive award is discretionary. Typically, the STI is the portion of the incentive award that includes cash and the amount that is deferred into time-based equity, however, for 2017 the departing Executive Director/CEO received his incentive award in cash. The Interim CEO received a base salary and a fixed number of shares for each month in the role. There are no targets or formulas used in the determination of the incentive award. The following factors are considered in making the determination:

• business results versus financial and operating metrics agreed upon prior to the beginning of the year
• those same results on a year-over-year basis
• the director’s achievement of individual goals, including risk management and demonstration of leadership behaviors
• the director’s prior year compensation; and
• competitive market data and trends
LTI	LTI has a 3-year cliff vesting with the first vesting in 2018. As a result, there is no LTI to report for 2017.
Pension-related benefits
This includes the company contributions to both the qualified and non-qualified defined contribution retirement plans. There are no defined benefit plans. To be eligible, the recipient must be employed on the last day of the calendar year. Given that termination of the Executive Director/CEO was in June, no contribution was made for 2017. The Interim CEO opted out of the plan because his tenure would not have resulted in vesting.

Items in the nature of remuneration	This represents non-taxable benefits, including medical and other insurances.

Single Total Figures of Remuneration for NEDs (Audited)
Fees for NEDs who are not appointed and compensated by a shareholder are paid in both cash and RSUs. NEDs do not receive any benefits, other than the provision of travel to Board meetings and partners’ travel to certain agreed Board meetings or other corporate events of BrightSphere and its subsidiaries, tax preparation assistance for U.K. tax filings that are in addition to U.S. tax filings, tax equalization on taxable business travel reimbursements, and a reasonable allowance for conferences and continuing education.

Non-executive director	Fees $000		Taxable benefits[1] $000		Total $000
	2017	2016	2017	2016	2017	2016
Stuart H. Bohart[1]	$123	$129	$1	$3	$124	132
Robert J. Chersi	268	166	9	6	277	172
Kyle Prechtl Legg	259	200	2	12	261	212
James J. Ritchie	448	363	9	18	457	381
John D. Rogers	269	205	4	9	273	214
Russell Carmedy[2]	—	—	—	—	—	—
Ingrid G. Johnson[2]	—	—	—	—	—	—
Suren Rana[3]	—	—	—	—	—	—
Donald J. Schneider[2]	88	—	—	—	—	—
Guang Yang[3]	—	—	—	—	—	—

(1)	Mr. Bohart was a NED appointed by our former parent and treated as compensated by our Parent. For administrative purposes, however, he was paid by the Company rather than through a recharge.

(2)
In 2016 and 2017, Russell Carmedy, Ingrid G. Johnson and Donald J. Schneider were employed by our former parent, Old Mutual plc, and as such they received no separate compensation for their roles as BrightSphere Investment Group plc directors. Mr. Schneider’s employment with our former Parent terminated as of March 31, 2017 and he was then compensated by the Company as a NED until his termination as a director.

(3)	Suren Rana and Guang Yang are employed by our shareholder, HNA Capital US, and as such they receive no separate compensation for their roles as Company directors.

Element	Explanation
Fees
Fees include both cash payments and Restricted Share Units granted for that year. In 2017, the timing of the share grant changed from calendar year to one timed with the AGM. As a result, a stub period grant was provided from 1 January to 30 April and then after the AGM, a one year grant was made.

Taxable Benefits
Taxable items reimbursed included travel to Board of Director meetings in the U.K., including hotels, meals and currency exchange fees and tax preparation services, and spousal travel. The Company will also cover the cost of tax equalization and provide a reasonable allowance for conferences and continuing education.

Scheme Interests Awarded
Our equity ownership plan is intended to effectively align interests between employees and directors and shareholders. For the NEDs not appointed and compensated by a shareholder, as is customary in the U.S., fees are paid in a combination of cash and equity. For our Executive Director/CEO, equity is provided as part of the annual incentive award. Incentive awards are distributed in a combination of cash and equity compensation. The split between cash and equity is formulaically determined based upon the total amount of the incentive award. The percentage of the total award that is paid in equity increases as the aggregate amount of the award increases. The equity component is then split into two types of equity awards: time-based Restricted Share Awards (“RSAs”) and performance-based Restricted Share Units (“RSUs”) or RSAs. The time-based RSAs have been equal to two-thirds of the equity award and vest ratably over three years. The performance-based RSAs have accounted for the remaining one-third of the equity award and vest at the end of three years subject to our relative total shareholder return (“TSR”) performance against a defined peer group shown below. The Compensation Committee approved a change in the incentive award mix for the Executive Director/CEO effective for the 2018 incentive. The percentage of the total equity will increase with a shift to more performance-based equity. In 2018, the annual incentive for the Executive Director/CEO will be 50% in cash adn 50% in equity. The equity will be awared 40% in time-based and 60% in performance-based equity.
The peer group includes:

Affiliated Managers Group, Inc.	Franklin Resources, Inc.
AllianceBernstein Holding L.P.	Invesco Ltd.
Artisan Partners Asset Management Inc.	Janus Henderson Group plc
Cohen & Steers, Inc.	Legg Mason, Inc.
Eaton Vance Corp.	T. Rowe Price Group, Inc.
Federated Investors, Inc.	Virtus Investment Partners, Inc.

Scheme Interests Awarded During 2017 (Audited)
The following table provides information on shares provided to our directors.

Date of Grant	Award Type	Basis of award	Shares awarded	Share price at date of grant[1]	Face value at date of grant	% receivable if maximum performance is achieved	Vesting Date	The end of the period that performance targets have to be fulfilled[2]
Executive Director
Peter Bain
15 Feb 2017	Time-based RSA	Deferred STI	136,154	$15.13	$2,060,010	100%	1/3 - 15 Feb 2018	N/A
							1/3 - 15 Feb 2019	N/A
							1/3 - 15 Feb 2020	N/A
15 Feb 2017	Performance-based RSU	Deferred STI	68,077	$15.13	$1,030,005	150%	15 Feb 2020	14 Feb 2020

NEDs[3]
Robert J. Chersi
15 Feb 2017	Time-based RSA	Deferred compensation	2,204	$15.13	$33,347	100%	15 Feb 2018	N/A
18 May 2017	Time-based RSA	Deferred compensation	7,098	$14.09	$100,011	100%	18 May 2018	N/A

Kyle Prechtl Legg
15 Feb 2017	Time-based RSA	Deferred compensation	2,204	$15.13	$33,347	100%	15 Feb 2018	N/A
18 May 2017	Time-based RSA	Deferred compensation	7,098	$14.09	$100,011	100%	18 May 2018	N/A

James J. Ritchie
15 Feb 2017	Time-based RSA	Deferred compensation	3,856	$15.13	$58,341	100%	15 Feb 2018	N/A
18 May 2017	Time-based RSA	Deferred compensation	12,421	$14.09	$175,012	100%	18 May 2018	N/A

John D. Rogers
15 Feb 2017	Time-based RSA	Deferred compensation	2,204	$15.13	$33,347	100%	15 Feb 2018	N/A
18 May 2017	Time-based RSA	Deferred compensation	7,098	$14.09	$100,011	100%	18 May 2018	N/A

(1)	Share price at grant is the close price on the day prior to grant.

(2)
The performance-based RSUs will meet the minimum vesting threshold if the Company’s relative TSR is greater than the low quartile of the peer group. Vesting is as follows for the 2017 grant (with interpolation between -25% and 25%):

BrightSphere TSR vs. Median	Payout as a % of Target
> median + 25%	150%
For every full 1% above median up to 25%	2%
Equal to median	100%
For every 1% below median up to -25%	(2)%
Below median by -25%	50%
<-25%	-%

(3)
In 2017, the timing of the share grant changed from calendar year to one timed with the AGM. As a result, a stub period grant was provided in February (covering from 1 January to the AGM date) and then after the AGM, a one year grant was made in May.

Our policies prohibit hedging and pledging of BrightSphere shares by our CEO/Executive Director. NEDs are prohibited from hedging or pledging BrightSphere shares without prior Board approval. Board approval for any such action is only expected in extraordinary circumstances.
Directors’ Shareholdings and Share interests (Audited)
The Executive Director/CEO is expected to achieve a minimum shareholding requirement of BrightSphere shares of 500% of base pay within five years of appointment to the role. Unvested share awards are excluded for the purposes of the calculation. The Executive Director/CEO may sell up to 50% of vested holdings until the holding requirement is met. There is no requirement for the Executive Director/CEO to hold shares or share interests in BrightSphere once employment has ceased.
Because the employment of Peter L. Bain ceased during the year, there was no holding requirement as of 31 December 2017.
Our NEDs are permitted to sell net gain shares (i.e., shares remaining after shares sold to pay taxes) only to the extent such NED retains equity equal to at least 500% of the cash board fee following the sale of such net gain shares. Unvested share awards are excluded for the purposes of this calculation. Only NEDs who were Board members on 31 December 2017 are shown on the chart below. NEDs who are appointed and employed by a shareholder receive no fees and have no shareholding requirement.

Non-executive director	Shares held outright	Shares subject to continued service	Shares subject to performance
Robert J. Chersi	12,971	9,302	—
Kyle Prechtl Legg	20,665	11,663	—
James J. Ritchie	60,372	20,054	—
John D. Rogers	18,084	11,663	—
Suren Rana	—	—	—
Guang Yang	—	—	—

As of the end of 2017, all NEDs are in compliance with holding 100% of net gain shares.

Shares were not held by any connected persons, as defined by the Companies Act of 2006.
Performance Graphs
The following chart provides the total shareholder return on our ordinary shares from 1 January 2015, the date of the beginning of our performance period for our first grant of performance shares through 31 December 2017, the end of the three year performance period. It shows returns, during the same period, of our peer group comprised of Affiliated Managers Group, Inc., AllianceBernstein Holding L.P., Artisan Partners Asset Management Inc., Cohen & Steers, Inc., Eaton Vance Corp., Federated Investors, Inc., Franklin Resources, Inc., Invesco Ltd., Legg Mason, Inc., T. Rowe Price Group, Inc., and Virtus Investment Partners, Inc. Janus Henderson was not included due to a merger during the performance period.
Historical Chief Executive Remuneration
Our historical Executive Director/CEO Remuneration is provided since the incorporation date of 29 May 2014. As such, figures for 2014 are prorated and do not represent the annual amount. 2015 is the first full year of reporting and a comparison of 2014 figures to 2015 figures will show an increase that is largely due to proration in 2014. There is no maximum annual incentive award and to date no long term incentives have vested. 2017 is the year of termination and the incentive award was paid entirely as cash (STI) and no LTI was granted for 2017.

	2017 ($000)	2016 ($000)	2015 ($000)	2014 ($000)
Peter L. Bain	$7,349	$6,167	$7,055	$4,747
James J. Ritchie	$2,568	$—	$—	$—

Percentage Change in Remuneration of the Chief Executive
The table below shows the percentage change in the remuneration of the Executive Director/CEO (from 2016 to 2017) compared to that for all other U.S. BrightSphere employees. The Compensation Committee has selected employees in the U.S. as the comparator group, as they have a similar benefits structure.

Element	Peter Bain % change	Average U.S. based employee % change
Base Pay	—%	3%
Benefits	(76)%	4%
Annual Incentive	8.5%	20%
Benefits are defined as company provided benefits such as medical, dental and other insurances. In the US, these benefits may be offered on a pre-tax basis.
Relative Importance of Spend on Pay
The table below illustrates BrightSphere’s spend on pay compared with distributions to shareholders

	2017	2016	Year over Year Change
Element	$m	$m	$m	%
Dividends paid to ordinary shareholders	$39	$39	$0	—%
Remuneration paid to BrightSphere employees	$35	$32	$3	9.4%
Implementation of Remuneration Policy in 2017
The Directors’ Remuneration was implemented in 2017 as follows:
Base Pay
The Executive Director/CEO’s salary is reviewed each year relative to market medians. Adjustments would be made if the salary is found to be low, compared to market. No salary changes for the Executive Director/CEO were made for 2017. Peter L. Bain’s base salary remained at $650,000 and he was paid for 6 months until termination on 30 June 2017. NED fees are also reviewed each year relative to market data and changes were approved for 2017 and implemented after approval was received at the AGM.
STI
As described above, and within the CD&A, incentive compensation is discretionary. The Compensation Committee considers a number of factors when recommending and assessing the awards for our Executive Director/CEO, including the Company’s financial and strategic performance, competitive market data, actual prior year compensation and the demonstration of leadership values. Because the incentive compensation is discretionary, there are no formulaic calculations or performance targets.
While there were no changes were made in methodology or in deferral percentages into equity for 2017 for most executives, due to his termination, the Executive Director/CEO received a discretionary bonus all in cash. If changes occur in the future, details will be disclosed at the end of the financial year.

Non-Executive Director Fees
The annual fees payable to the NEDs in 2016 and 2017 are set out below:

	2017		2016
Element	Cash $000	Equity $000	Cash $000	Equity $000
Board Chair[1]	$175	$175	$175	$175
Board Fee	$90	$100	$80	$100
Chair of the Audit Committee	$25	—	$20	—
Member of the Audit Committee	$10	—	$10	—
Chair of the Compensation Committee	$15	—	$10	—
Member of the Compensation Committee	$5	—	$5	—
Chair of the Nominating and Corporate Governance Committee	$10	—	$10	—
Member of the Nominating and Corporate Governance Committee	$5	—	$5	—
Director Appointed and Compensated by Old Mutual plc[2]	$200	—	$200	—

(1)	The Chairman of the Board receives only the Board Chair fee and does not receive other committee fees.

(2)
This was payable at the discretion of our former parent. NED was treated as compensated by Old Mutual plc but for administrative purposes is paid by the Company rather than through a recharge. Given managed separation, this director was separated from the Board 30 June 2017.

Note: NEDs that are appointed and compensated by a shareholder receive no separate compensation for their roles as BrightSphere Investment Group plc directors.
Payments to Past Directors (Audited)
Peter L. Bain
Peter Bain ceased to be a director of the Company on 30 June 2017. He received base pay and the cost of medical, dental and vision insurance coverage for his six month notice period. The value of base pay and benefits paid to Peter Bain between 1 July and 31 December 2017 is set out below:

Element	Value $000
Base Pay	$325
Benefits	$13

Payments for Loss of Office (Audited)
Peter L. Bain
Peter Bain terminated his role as Executive Director, President and Chief Executive Officer on 30 June 2017. Peter Bain received base salary and compensation for medical, dental and vision insurance for his six month notice period which ended on 31 December 2017. The Compensation Committee considered his employment agreement and overall contribution to the Company in making final compensation determinations, which are consistent with the Directors’ Remuneration Policy and are set out below:

Element	Description
Base Pay	Paid until the end of the notice period on 31 December 2017.
Insurance Benefits	Paid for medical, dental, and vision insurance for the six month notice period for Executive Director/CEO and covered dependents.
Pension related benefits	No award for 2017 as plan requires employment on 31 December 2017
STI
In accordance with Peter Bain’s employment agreement, he was eligible for an incentive award for the year of termination through his notice period at the discretion of the Compensation Committee. An award of $7 million was granted and paid all in cash.

LTI	No awards granted for 2017. The awards reflected in the report that were granted in 2017 were for 2016 performance.
Existing deferred STI and LTI awards
Deferred STI and LTI awards will vest on their normal vesting dates consistent with the terms of his employment agreement. For tax purposes, the time-based deferred awards were considered vested on the termination date and taxes were due, however, ownership restrictions were put in place to reflect normal vesting dates. Vesting of LTI awards remain subject to the achievement of performance goals.

Compensation Committee
The Compensation Committee is composed of three directors with the Chair of Compensation Committee appointed by the Board. Committee members serve until their successors are duly appointed and qualified or until their earlier removal by the Board at any time. The Compensation Committee may form and delegate any of its responsibility to subcommittees, as it deems necessary or appropriate in its sole discretion.
The Compensation Committee is responsible for:

•	reviewing and approving the compensation of each of the Executive Officers;

•	reviewing the equity compensation plans and other compensation plans of the Company, and making recommendations to the Board as to any changes to such plans;

•	making recommendations to the Board as to performance-based awards and target levels under performance-based compensation arrangements;

•	such other responsibilities as shall be delegated to it by the Board from time to time.
The Compensation Committee reviews the adequacy of the charter at least annually and recommends any proposed changes to the Board for its approval, and the Board, will have sole authority to amend the charter.

The following, all of whom are or were at the relevant time NEDs of the Company, served as members of the Compensation Committee during the year:

Non-Executive Director	Position	Period in role on the Committee	Meetings Attended in 2017	Meetings not Attended
Kyle Prechtl Legg	Chair	October 2014 to 20 July 2017	7
Kyle Prechtl Legg	Member	20 July 2017 to date	3
Stuart Bohart	Member	21 July 2016 to 19 May 2017	4	—
Robert Chersi	Member	23 June 2017 to date	6	—
John Rogers	Member	October 2014 to 20 July 2017	6	1
John Rogers	Chair	20 July 2017 to 31 Jan 2018	3	—
Donald Schneider	Member	16 May 2016 to 19 May 2017	4	—
Guang Yang or his alternate	Member	29 June 2017 to date	4	—
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of three directors with the Chair of the Nominating and Corporate Governance Committee appointed by the Board. Committee members serve until their successors are duly appointed and qualified or until their earlier removal by the Board at any time. The Nominating and Corporate Governance Committee may form and delegate any of its responsibility to subcommittees, as it deems necessary or appropriate in its sole discretion.
The Nominating and Corporate Governance Committee is responsible for reviewing and recommending NED compensation for approval to the Board of Directors.
The following, all of whom are or were at the relevant time NEDs of the Company, served as members of the Nominating and Corporate Governance Committee during the year:

Non-Executive Director	Position	Period on the Committee	Meetings Attended in 2017	Meetings not Attended
John Rogers	Chair	October 2014 to 31 Jan 2018	10	—
Robert Chersi	Member	23 June 217 to date	6
James Ritchie	Member	October 2014 to 24 July 2017	7	—
Donald Schneider	Member	October 2015 to 19 May 2017	3	1
Guang Yang or his alternate	Member	30 June 2017 to date	5	-

External Advisors
FW Cook serves as the independent compensation consultant to the Compensation Committee and to the Nominating and Corporate Governance Committee when the latter is discussing director compensation. FW Cook advises on a number of compensation matters including market data and analysis, comparator group review, governance, and providing design expertise in reviewing compensation and incentive programs for our NEOs and NEDs. A representative from FW Cook attends all Compensation Committee formal meetings, including executive sessions, as well as informal meetings, and communicates with the Chair between meetings to prepare for Compensation Committee meetings. The Compensation Committee assesses the independence of FW Cook annually and has concluded that its work does not raise any conflicts of interest.
The comparator group compensation data provided to the Compensation Committee is prepared using survey data from McLagan. In addition, reports developed by McLagan may be shared with the Compensation Committee. McLagan is retained by BrightSphere and does not act as a compensation consultant to provide advice to the Compensation Committee.
Work undertaken by FW Cook for the Compensation Committee is charged on a time basis. The total cost in 2017 was $286,581, which included any travel from the FW Cook New York offices to Board meetings.
Voting at General Meetings
The voting results at the Company’s 2017 AGM relating to our Directors’ Remuneration Policy Report were as follows:

Year	Type	Date of AGM	Votes for	Votes for %	Votes against	Votes against %	Total votes cast (excluding abstain)	Votes abstained
2017	Directors’ Remuneration Policy	April 26, 2017	104,434,219	98.15%	1,435,910	1.35%	105,870,129	534,426
2017	Directors’ Remuneration Report	April 26, 2017	104,022,749	97.76%	1,851,137	1.74%	105,873,886	530,669
The 2018 AGM is scheduled for 19 June 2018.
Consideration of Shareholder Views
The Compensation and Nominating and Corporate Governance Committees will consider shareholder feedback in relation to the Directors’ Remuneration Report for the prior period at its first meeting following the AGM. This feedback, as well as any additional feedback received during any other meetings with shareholders, is then considered as part of BrightSphere’s annual review of compensation arrangements for the following year. Where any significant change is proposed, major shareholders will be informed in advance, and will be offered a meeting to discuss these.

AMENDMENT TO PURCHASE AGREEMENT
dated as of [      ], 2018

Citigroup Global Markets Inc. (“Dealer”)	and	BrightSphere Investment Group plc (f.k.a OM Asset Management plc) (“Company”)
have entered into a Purchase Agreement, dated March 16, 2016 (the “Purchase Agreement”). The parties wish to amend the Purchase Agreement as set forth in this Amendment to Purchase Agreement (this “Amendment”).
Accordingly, the parties agree as follows:

1.	Amendment
The Purchase Agreement is amended, effective as of the date of this Amendment, by:
(a)    deleting “$150,000,000” and replacing it with “$600,000,000” in clause 1(b) of the Purchase Agreement;
(b)    deleting clause 1(d)(ii) of the Purchase Agreement and replacing it as follows.
    “(ii) the maximum number of Shares to be purchased on any trading day exceed the number specified as the “Daily Limit” in the relevant Repurchase Notice (which shall not exceed the maximum number of Shares that may be purchased in accordance with the volume condition set forth in Rule 10b-18 of the Exchange Act, including with respect to the purchase of a “block” (as defined in Rule 10b-18 of the Exchange Act) pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) of the Exchange Act).”; and
(c)    deleting “March 15, 2021” and replacing it with “June 19, 2023” in clause 5(a)(i) of the Purchase Agreement.
2.    Representations
Each party hereby repeats on the date hereof the representations made by it in the Purchase Agreement. Each party further represents to the other party that:
(a)    Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)    Powers. It has the power to execute and deliver this Amendment and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance, including with respect to Company, the actions set forth in Section 13(a)(i) of the Purchase Agreement;
(c)    No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(d)    Consents. All governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(e)    Obligations Binding. Its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
In the case of Company only, Company represents to Dealer that the requirements to amend the Purchase Agreement set forth in Section 13 thereof are satisfied.
3.    Miscellaneous
(a)    Entire Agreement. The Purchase Agreement and this Amendment constitute the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b)    Amendments. No amendment, modification or waiver in respect of this Amendment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.
(c)    Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(d)    Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.
(e)    Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to the conflicts of law principles).
(f)    Agreement Continuation. The Purchase Agreement, as modified herein, shall continue in full force and effect. All references to the Purchase Agreement in the Purchase Agreement or any

document related thereto shall for all purposes constitute references to the Purchase Agreement as amended hereby.
IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified on the first page of this Amendment.

Citigroup Global Markets Inc.	BrightSphere Investment Group plc (f.k.a OM Asset Management plc)
By: Authorized Signatory	By: Name: Title:

BRIGHTSPHERE
Investment Group

IMPORTANT ANNUAL GENERAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual General Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3, 4, 5, 6 and 7.

1. Election of Directors:

	For	Withhold	Abstain		For	Withhold	Abstain		For	Withhold	Abstain
01 - Stephen H. Belgrad	☐	☐	☐	02 - Robert J. Chersi	☐	☐	☐	03 - Suren S. Rana	☐	☐	☐
04 - James J. Ritchie	☐	☐	☐	05 - Barbara Trebbi	☐	☐	☐	06 - Guang Yang	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as BrightSphere's independent registered public accounting firm.	☐	☐	☐	3. Appointment of KPMG LLP as BrightSphere's U.K. statutory auditor under the Companies Act 2006.	☐	☐	☐
4. Authorization of BrightSphere's Board of Directors to determine the remuneration of KPMG LLP.	☐	☐	☐	5. Advisory vote to approve executive compensation.	☐	☐	☐
6. Advisory vote to approve the Directors' Remuneration Report.	☐	☐	☐	7. Approval of the form of Amendment to the share repurchase contract and repurchase authorization.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 7 5 2 3 6 2

02T7TC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BrightSphere Investment Group plc

This proxy is solicited on behalf of the Board of Directors for the Annual General Meeting to be held at 9:00 a.m. Eastern Time at 101 Park Avenue, 39th Floor, New York, NY 10178, on June 19, 2018

The undersigned hereby appoints each of James J. Ritchie, Stephen H. Belgrad, and Richard J. Hart (each with full power of substitution) as proxies for the undersigned to attend the annual general meeting of BrightSphere Investment Group plc to be held at 9:00 a.m. Eastern Time on Tuesday, June 19, 2018 at 101 Park Avenue, 39th Floor, New York, NY 10178, and any adjournment or postponement thereof, and to vote and act as indicated upon the matters on the reverse side hereof, and upon such other business as may lawfully come before the annual general meeting or any adjournment or postponement thereof, in respect of all ordinary shares which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. The undersigned acknowledges receipt of the notice of the annual general meeting of BrightSphere Investment Group plc, the related proxy statement and the 2017 Annual Report on Form 10-K. The undersigned revokes any proxy or proxies previously given for the undersigned's ordinary shares. The undersigned ratifies and confirms any actions that the persons holding the undersigned's proxy, or their substitutes, by virtue of this executed card, take in accordance with the proxy granted hereunder. This proxy is revocable and the undersigned may revoke it at any time prior to the annual general meeting by (i) signing a new proxy card with a date later than the previously delivered proxy card and submitting it as instructed in the proxy statement, (ii) re-voting by Internet or by telephone as instructed in the proxy statement, (iii) notifying the Company Secretary in writing before the annual general meeting of revocation or (iv) attending the annual general meeting in person and voting in person.

IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED "FOR" EACH OF THE SEPARATE RESOLUTIONS CONTAINED IN RESOLUTION 1 RELATING TO THE ELECTION OF THE DIRECTORS RECOMMENDED BY THE BOARD OF DIRECTORS AND "FOR" RESOLUTIONS 2, 3, 4, 5, 6 AND 7, AS INDICATED ON THE REVERSE SIDE HEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY LAWFULLY COME BEFORE THE ANNUAL GENERAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.